Exhibit 10.13

SUBLEASE AGREEMENT

     This SUBLEASE AGREEMENT (“Sublease”) is made and entered into as of the 22nd day of August, 2001 by and between GLOBALCENTER INC., a Delaware corporation, and GLOBAL CROSSING NORTH AMERICA, INC. (formerly Frontier Corporation), a New York corporation (collectively, “Sublandlord”), and ARTISAN COMPONENTS, INC., a Delaware corporation (“Subtenant”).

     WHEREAS, PLIC REO 921 Principal Life Insurance Company, an Iowa corporation, as landlord (“Principal Life”), and Frontier Corporation, a New York corporation and Frontier GlobalCenter Inc., a Delaware corporation, as tenant (collectively, “Tenant”), entered into a lease dated February 12, 1999 (the “Master Lease”) whereby Landlord leased to Tenant the Lot, including the Building containing approximately 54,489 rentable square feet (the “Master Premises”) located at 141 Caspian Court, Sunnyvale, CA, 94089 (the “Building”), as more particularly described in the Master Lease, upon the terms and conditions contained therein. All capitalized terms used herein shall have the same meaning ascribed to them in the Master Lease unless otherwise defined herein. A copy of the Master Lease is attached hereto as Exhibit A and made a part hereof.

     WHEREAS, Principal Life sold the Master Premises and assigned all rights and obligations under the Master Lease to Khalil Jenab And Tiffany Renee Jenab, As Trustees Of The Jenab Family Trust Dated December 11, 1997 (As To An Undivided 50% Interest), and James S. Lindsey And Sally K. Lindsey, Husband And Wife, As Community Property (As To An Undivided 50% Interest) (collectively, “Master Landlord”).

     WHEREAS, Frontier GlobalCenter Inc. changed its name to GlobalCenter Inc. and whereas Exodus Communications, Inc. (“Exodus”) indirectly acquired by way of that certain Agreement and Plan of Merger dated as of September 28, 2000 the stock of GlobalCenter Inc.

     WHEREAS, GlobalCenter Inc. is duly organized and validly existing under the laws of the State of Delaware and qualified to do business in California.

     WHEREAS, Sublandlord and Subtenant wish to enter into a sublease to sublease the Master Premises (the “Sublease Premises”) on the terms and conditions hereafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree as follows:

     1.      Demise. Sublandlord hereby subleases and demises to Subtenant, and Subtenant hereby hires and subleases from Sublandlord, the Sublease Premises (which the parties stipulate contain 54,489 rentable square feet), upon and subject to the terms, covenants and conditions hereinafter set forth.

2. Lease Term and Renewal Term.

(a) The term of this Sublease (the “Term”) shall be for approximately eighty-four (84) months, commencing on the later of (i) September 1, 2001 or (ii) the date that Master Landlord executes the Consent to Sublease and Nondisturbance and Recognition Agreement (the “Consent”) attached to this Sublease as Exhibit B (the “Sublease Commencement Date”) and ending, unless sooner terminated as provided herein, on August 31, 2008 (the “Sublease Expiration Date”).

(b) Subtenant shall have the option, exercisable upon not more than one hundred twenty (120) and not less than ninety (90) days’ prior written notice to Sublandlord to extend the term of the Sublease to July 18, 2009 (the “Renewal Term”); provided, however, that at the time Subtenant exercises its right and further provided that at the first day of the Renewal Term, Subtenant is not in default and no event has occurred and is still occurring that with the passage of time or the giving of notice would constitute a default under the Sublease. The monthly Base Rental for the Renewal Term shall be $189,839.67 ($3.48 NNN sq. ft/ Month). Except for the dollar amount of the Base Rental, all terms and conditions of this Sublease shall apply during the Renewal Term and all terms defined in this Sublease shall be read as applying to the terms of the Renewal Term. In addition, Subtenant recognizes and agrees that the Master Lease terminates as of July 18, 2009 and covenants that it shall vacate the Sublease Premises prior to that date and not do anything to put Sublandlord into a holdover position under the Master Lease.

(c) Notwithstanding anything in Section 2(b) above to the contrary, Subtenant shall have the right under Section 33 of the Master Lease to extend the term of the Master Lease provided each and every one of the following conditions is met prior to the date of the extension, time being of the essence:

o	said right to extend the term of the Master Lease is assignable;

o	at the time Subtenant exercises said right, Subtenant is not in default and no event has occurred and is still occurring that with the passage of time or the giving of notice would constitute a default under the Sublease;

o	Sublandlord is unconditionally and irrevocably in writing relieved of all obligations and liabilities under the Master Lease by Master Landlord, its successors and assigns as of the date the extension of the term under the Master Lease (the “Master Lease Extension”) takes effect, but no later than July 18, 2009. Subtenant hereby agrees that the fully executed Consent is sufficient to satisfy the terms of this Section. Notwithstanding the foregoing, nothing in this subsection shall be interpreted as relieving Sublandlord for obligations and liabilities occurring prior to the first day of the Master Lease Extension if such obligations and liabilities expressly survive the termination of the Master Lease; and

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o	Sublandlord has no obligations with respect to Subtenant’s exercise of any right to extend the term of the Master Lease except that Sublandlord agrees to forward to Master Landlord any notice Subtenant provides under subsection 33 (c) of the Master Lease.

3. Use. The Sublease Premises shall be used and occupied by Subtenant for the uses permitted under and in compliance with Section 8 of the Master Lease and for no other purpose. 4. Subrental.

(a) Base Rental. Beginning with the Sublease Commencement Date and thereafter during the Term of this Sublease and ending on the Sublease Expiration Date, Subtenant shall pay directly to Master Landlord, on or before the first day of each calendar month of the Term, the following monthly installments of base rent (“Base Rental”):

September 1, 2001 thru November 30, 2002: $101,894.43 ($1.87 NNN/Sq.Ft./Month.)

December 1, 2002 thru November 30, 2003: $149,844.75 ($2.75 NNN/Sq.Ft./Month).

December 1, 2003 thru November 30, 2004: $155,838.54 ($2.86 NNN/Sq.Ft./Month).

December 1, 2004 thru November 30, 2005: $161,832.33 ($2.97 NNN/Sq.Ft./Month).

December 1, 2005 thru November 30, 2006: $168,371.01 ($3.09 NNN/Sq.Ft./Month).

December 1, 2006 thru November 30, 2007: $175,454,58 ($3.22 NNN/Sq.Ft./Month).

December 1, 2007 thru August 31, 2008: $182,538,15 ($3.35 NNN/Sq.Ft./Month).

Renewal Term - as provided in Section 2(b) above.

The first monthly installment of Base Rental shall be paid by Subtenant upon the execution of the Consent. Base Rental and Additional Rent (including without limitation, late fees) as further set forth below shall hereinafter be collectively referred to as “Rent.”

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(b) Prorations. If the Sublease Commencement Date is not the first (1st) day of a month, or if the Sublease Expiration Date is not the last day of a month, a prorated installment of monthly Base Rental based on a thirty (30) day month shall be paid for the fractional month during which the Term commenced or terminated.

(c) Additional Rent. Sublandlord and Subtenant hereby agree that this Sublease shall be a “net lease” and that all taxes, utilities, operating expenses and other costs, expenses and obligations with respect to the Sublease Premises and the use thereof arising during the Term shall be paid by Subtenant directly to Master Landlord as provided herein as “Additional Rent”. Beginning with the Sublease Commencement Date and continuing to the Sublease Expiration Date, Subtenant shall pay to Master Landlord as Additional Rent all costs associated with the following as Additional Rent for this subletting: all special or after-hours cleaning, heating, ventilating, air-conditioning, elevator and other Building charges incurred at the request of, or on behalf of, Subtenant, or with respect to the Sublease Premises and all other additional expenses, costs and charges payable to Master Landlord in connection with Subtenant’s use of the Sublease Premises.

(d) Operating Expenses, Tax Expenses, Utilities. Beginning with the Sublease Commencement Date and thereafter during the Term of this Sublease, Subtenant shall pay to Master Landlord, as Additional Rent for this subletting, Subtenant’s share of the Operating Expenses (as that term is defined in the Master Lease), Tax Expense (as that term is defined in the Master Lease) and such other sums as are expressly provided for under the Master Lease as Tenant’s Proportionate Share pursuant to Sections 5A, 5B and 6 of the Master Lease. Subtenant’s Share is one hundred percent (100%). Sublandlord presently contracts directly with a utility provider to provide electricity and gas to the Sublease Premises, with a janitorial service and with a service for the removal of normal office trash. Subtenant shall contract directly for the same services and Sublandlord shall have no obligation or liability with respect to same. All other services are presently provided by Master Landlord.

(e) Payment of Rent. Except as otherwise specifically provided in this Sublease, all Rent shall be payable in lawful money without demand, and without offset, counterclaim, or setoff in monthly installments, in advance, on the first day of each and every month during the Term of this Sublease and shall be paid by Subtenant directly to Master Landlord in accordance with the Terms of the Master Lease and Subtenant shall pay the interest due and any other amount due and owing under the Master Lease with respect to each and every late payment. Notwithstanding the foregoing, provided that Master Landlord provides Subtenant with written notice of any monetary default and five (5) days in which to cure such default two (2) times during each calendar year during the term of the Sublease, Subtenant shall not owe any late payment fees or default interest provided that Subtenant pays all monetary amounts owing within the five (5) day grace period. Any additional sums payable shall be payable to Sublandlord on the same terms and conditions for payment as set forth in the Master Lease, except interest on late payments shall be as set forth herein in 4(f). Sublandlord agrees to provide Subtenant with copies of any statements or invoices received by Sublandlord from Master Landlord pursuant to the terms of the Master Lease.

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(f) Late Payment. All other Rent not otherwise due and payable to the Master Landlord, if not paid to Sublandlord when due, shall bear interest from the due date until paid at an annual interest rate equal to ten percent (10%) except for the two (2) five (5) day cure periods permitted in 4(e) herein.

     5.     Letter of Credit. Subtenant will provide a transferable and irrevocable letter of credit in the amount of $284,432.58 to Global Crossing within fifteen (15) days after execution of this Sublease by all parties and the execution of the Consent by Master Landlord. The Letter of Credit shall name Sublandlord as Beneficiary, and shall be issued by a bank which is subject to the reasonable approval of Sublandlord, have an expiration date not earlier than sixty (60) days after the expiration date of the Sublease (or, in the alternative, have a term of not less than one (1) year and be automatically renewable for additional one (1) year periods unless notice of non-renewal is given by the issuer to Sublandlord not later than sixty (60) days prior to the expiration thereof) and shall provide that Sublandlord may make partial and multiple draws thereunder, up to the face amount thereof. In the event that a notice of non-renewal is received and Subtenant does not provide a substitute Letter of Credit, Sublandlord may tender the Letter of Credit and hold the proceeds as a cash security deposit in accordance with the terms of the Master Lease provisions. The Letter of Credit shall provide for payment to Sublandlord upon the issuer’s receipt of a sight draft from Sublandlord together with Sublandlord’s certificate certifying that “An Event of Default has occurred under the Sublease and the requested sum is due and payable from Subtenant and Subtenant has failed to make such payment within the time period set forth in the Sublease”, and with no other conditions. If Sublandlord draws on the Letter of Credit pursuant to the terms hereof, Subtenant shall immediately replenish the Letter of Credit or provide Sublandlord with an additional letter of credit conforming to the requirement of this paragraph. Except upon receipt of a notice of non-renewal, Sublandlord shall not draw down the Letter of Credit in an amount greater than the amount due Sublandlord arising from the default of Subtenant.

     6.      Signage. Subtenant shall have the same rights and obligations with respect to signs that Sublandlord has as tenant under Section 32 of the Master Lease, which rights are subject to Master Landlord’s consent and such other restrictions as set forth in said Section 32. Except for the foregoing, Subtenant shall have no right to maintain Subtenant identification signs on or about the Sublease Premises. The size and other physical aspects of all such permitted signs shall also be subject to Sublandlord’s prior written approval. The cost of all such signs, including the installation, maintenance and removal thereof, shall be at Subtenant’s sole cost and expense. If Subtenant installs signs in violation of Section 32, fails to maintain its signs, or if Subtenant fails to remove same upon the expiration or earlier termination of this Sublease and repair any damage caused by such removal, then Sublandlord may do so at Subtenant’s expense and Subtenant shall reimburse Sublandlord for all actual costs incurred by Sublandlord to effect such removal.

     7.      Parking. Subtenant shall have the right, during the Term of this Sublease, to use pursuant to Section 23 of the Master Lease the same number of parking spaces in the parking facilities of the Building that Sublandlord has a right to use, which number is stated in the Master Lease as two hundred and eighteen (218). All such parking spaces shall be at the rates and subject to the terms and conditions set forth in the Master Lease, and Subtenant shall reimburse Sublandlord, upon demand, for those amounts billed to Sublandlord by Master Landlord for said parking privileges. Sublandlord represents that such parking spaces are available without additional charge.

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     8.      Incorporation of Terms of Master Lease.

             (a)      This Sublease is subject and subordinate to the Master Lease. Subject to the modifications set forth in this Sublease, the terms of the Master Lease are incorporated herein by reference, and shall, as between Sublandlord and Subtenant (as if they were Master Landlord and Tenant, respectively, under the Master Lease) constitute the terms of this Sublease except to the extent that they are inapplicable to, inconsistent with, or modified by, the terms of this Sublease. In the event of any inconsistencies between the terms and provisions of the Master Lease and the terms and provisions of this Sublease, the terms and provisions of this Sublease shall govern. Subtenant acknowledges that it has reviewed the Master Lease and is familiar with the terms and conditions thereof.

              (b)      For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

(i) In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Master Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Master Landlord. Notwithstanding the foregoing, whenever the consent or approval of Sublandlord and Master Landlord are required, Sublandlord covenants and agrees to process such request for consent or approval and provided that Master Landlord shall consent or approve such request, Sublandlord shall also consent or approve such request provided that said request does not materially increase Sublandlord’s obligations, liability or duties to Master Landlord or to Subtenant; provided that in no event shall Sublandlord be required to expend any additional sums as a result of any such consent or approval, nor shall any consent to a modification or the proposed modification create or potentially create any economic detriment to Landlord nor have any likelihood of creating any economic detriment of a material nature unless Subtenant provides to Landlord adequate written assurances and a security deposit reasonably acceptable to Sublandlord with respect to such potential economic detriment. Any modification without Sublandlord’s consent shall release Sublandlord under the Master Lease and the Sublease from such modification.

(ii) In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Master Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Master Landlord and Sublandlord. In any such instance, Sublandlord shall determine if such evidence, certificate or other matter or thing shall be satisfactory.

(iii) Sublandlord shall have no obligation to restore or rebuild any portion of the Sublease Premises after any destruction or taking by eminent domain.

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     9.      Subtenant’s Obligations. Subtenant covenants and agrees that all obligations of Sublandlord under the Master Lease shall be done or performed by Subtenant with respect to the Sublease Premises, except as otherwise provided by this Sublease, and Subtenant’s obligations shall run to Sublandlord and Master Landlord as Sublandlord may determine to be appropriate or be required by the respective interests of Sublandlord and Master Landlord. Subtenant agrees to indemnify Sublandlord, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys’ fees) incurred as a result of the non-performance, non-observance or non-payment of any of Sublandlord’s obligations under the Master Lease that, as a result of this Sublease, became an obligation of Subtenant. Sublandlord agrees to indemnify Subtenant, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys’ fees) incurred as a result of the non-performance, non-observance or non-payment of any of Sublandlord’s obligations under the Master Lease that, were or remain an obligation of Sublandlord. If Subtenant makes any payment to Sublandlord pursuant to this indemnity, Subtenant shall be subrogated to the rights of Sublandlord concerning said payment. Subtenant shall not do, nor permit to be done, any act or thing that is, or with notice or the passage of time would be, a default under this Sublease or the Master Lease.

     10.      Purchase of Office Furnishings. Subtenant covenants and agrees that it will purchase all existing furnishings (inclusive of all cubicles with chairs, all conference room furniture, telephone systems and back up generator in the amount of Five Hundred Sixty-Two Thousand Dollars ($562,000.00). Subtenant and GlobalCenter Inc. will execute a Bill of Sale for the aforementioned furnishings in conjunction with this Sublease. Subtenant acknowledges that such sale shall not affect the enforceability of this Sublease and Global Crossing North America, Inc. (“Global Crossing”) has no liability to Subtenant arising from or related to such Bill of Sale and the furnishings sold in conjunction therewith.

     11.      Sublandlord’s Obligations. Sublandlord agrees that Subtenant shall be entitled to receive all services and repairs to be provided by Master Landlord to Sublandlord under the Master Lease and Sublandlord shall use commercially reasonable efforts to obtain all such services and repairs from Master Landlord as requested by Subtenant. Notwithstanding such efforts, Subtenant shall look solely to Master Landlord for all such services and shall not, under any circumstances, seek nor require Sublandlord to perform any of such services, nor shall Subtenant make any claim upon Sublandlord for any damages that may arise by reason of Master Landlord’s default under the Master Lease. Except to the extent that any condition resulting from a default by Master Landlord constitutes an eviction, actual or constructive of Sublandlord, as tenant under the Master Lease, such condition shall not constitute as between Sublandlord and Subtenant an eviction, actual or constructive, of Subtenant, and, except to the extent such default excuses Sublandlord from the performance of its obligations under the Master Lease or entitle Sublandlord to receive any reduction in or abatement of the Rent, no such default shall excuse Subtenant from the performance or observance of any of its obligations to be performed or observed under this Sublease, or entitle Subtenant to receive any reduction in or abatement of the Rent provided for in this Sublease. In furtherance of the foregoing, Subtenant does hereby waive any cause of action and any right to bring any action against Sublandlord by reason of any act or omission of Master Landlord under the Master Lease unless said default of Master Landlord was caused by the negligence or willful misconduct of Sublandlord or by Sublandlord’s default under the Master Lease.

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     12.      Sublandlord’s Representations:

              (a)     To the extent required of Sublandlord hereunder, GlobalCenter Inc. covenants and agrees with Subtenant that GlobalCenter Inc. will pay any Rent and Additional Rent payable by Sublandlord pursuant to the Master Lease whether accruing prior to or after the Sublease Commencement Date in a timely manner to the extent that failure to perform the same would or may adversely affect Subtenant’s use or occupancy of the Sublease Premises. Global Crossing shall have no liability to Subtenant directly or indirectly in the event GlobalCenter Inc. shall file a petition under any section or chapter of the national bankruptcy act as amended or under any similar law or statute of the United States or any state thereof, or have a petition filed or a request for a receiver; or be adjudged bankrupt or insolvent in any proceeding filed against GlobalCenter Inc. (collectively, a “GlobalCenter Inc. Insolvency Event”).

             (b)     Sublandlord represents and warrants that to its knowledge there are no defaults by Sublandlord under the Master Lease and, to the best knowledge of Sublandlord, no defaults of Master Landlord under the Master Lease.

     13.      Default . In the event that Subtenant shall be in default of any covenant of, or shall fail to honor any obligation under this Sublease or under the Bill of Sale executed in conjunction with this Sublease, Sublandlord shall have available to it against Subtenant all of the remedies available (a) to Master Landlord under the Master Lease in the event of a similar default on the part of Sublandlord as tenant thereunder or (b) at law or in equity including by incorporation the rights and remedies provided under California Civil Code Section 1951.2 and 1951.8 and further provided Subtenant shall have no liability to Sublandlord to the extent any such claim arose by or through a breach of the Master Lease by the Master Landlord. In the event that Sublandlord with respect to the Sublease or GlobalCenter Inc. with respect to the Bill of Sale shall be in default of any covenant of, or shall fail to honor any obligation under this Sublease or the Bill of Sale executed in conjunction with this Sublease, Subtenant shall have the remedies available to it at law or in equity, subject to the provisions of Section 12(a) above and further provided that Global Crossing shall have no liability to Subtenant to the extent that such claim arose by or through the Bill of Sale or any breach of the Master Lease by the Master Landlord. Notwithstanding the foregoing, Subtenant acknowledges and agrees that no default shall have occurred under the Master Lease until the provisions of Section 22 thereof have been complied with.

     14.      Quiet Enjoyment. So long as Subtenant pays all of the Rent due hereunder and performs all of Subtenant’s other obligations hereunder and is not otherwise in default, Sublandlord shall do nothing to affect Subtenant’s right to peaceably and quietly have, hold and enjoy the Sublease Premises, subject to the terms hereof and the Master Lease..

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     15.      Notices—Master Lease and Sublease. Anything contained in any provision of this Sublease to the contrary notwithstanding, Subtenant agrees, with respect to the Sublease Premises, to comply with and remedy any default in this Sublease or the Master Lease which is Subtenant’s obligation to cure, within the period allowed to Sublandlord under the Master Lease, even if such time period is shorter than the period otherwise allowed therein due to the fact that notice of default from Sublandlord to Subtenant is given after the corresponding notice of default from Master Landlord to Sublandlord. Sublandlord agrees to forward to Subtenant, promptly upon receipt thereof by Sublandlord, a copy of each notice of default received by Sublandlord in its capacity as Tenant under the Master Lease. Subtenant agrees to forward to Sublandlord, promptly upon receipt thereof, copies of any notices received by Subtenant from Master Landlord or from any governmental authorities. All notices, demands and requests shall be in writing and shall be sent either by hand delivery or by a nationally recognized overnight courier service (e.g., Federal Express), in either case return receipt requested, to the address of the appropriate party. Notices, demands and requests so sent shall be deemed given when the same are received or upon refusal to accept delivery. Notices to Sublandlord shall be sent to the attention of:

GlobalCenter Inc. Exodus Communications, Inc. 2831 Mission College Blvd. Santa Clara, CA 95054 Attn: Senior Director of Real Estate

with a copy to:

Exodus Communications, Inc. 2831 Mission College Blvd. Santa Clara, CA 95054 Attn: General Counsel

Global Crossing North America, Inc. 111 Field Street Rochester, NY 14620-1529 Attn: Lease Administrator

with a copy to:

Brownstein Hyatt & Farber, P.C. 410 Seventeenth Street Suite 2200 Denver, CO 80202 Attn: Steve Demby

Notices to Subtenant shall be sent to the attention of:

1195 Bordeaux Drive Sunnyvale, CA 94089 Attn: Chief Financial Officer

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with a copy to:

Alan Robin Shartsis, Friese & Ginsburg LLP One Maritime Plaza San Francisco, California 94111

     16.      Broker. Subtenant represents and warrants that its sole and exclusive real estate broker in connection with this Sublease is Bristol Commercial. Sublandlord represents and warrants that it was not represented by a broker in connection with this Sublease. In consideration for the reduced Base Rental set forth above, Subtenant agrees that it shall be solely responsible for paying Bristol Commercial any brokerage fee and/or commission due in connection with this Sublease. Each party agrees to indemnify the other, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys’ fees) incurred by said party as a result of a breach of the representations and warranties made in this Section 16 by the other party.

     17.      Condition of Premises.

             (a)     Subtenant acknowledges that it is subleasing the Sublease Premises “as-is” and that Sublandlord is not making any representation or warranty concerning the condition of the Sublease Premises and that Sublandlord is not obligated to perform any work to prepare the Sublease Premises for Subtenant’s occupancy. Sublandlord will work with Subtenant to ensure the Sublease Premises, (including all building systems serving the Premises, including, plumbing, electrical, mechanical, HVAC, water, disposal and life safety) is in good working order prior to the Commencement Date of the Sublease. In addition, upon ten (10) days’ written request from Subtenant, but no more than once annually, Sublandlord shall provide Subtenant with a copy of any environmental study or report with respect to the Sublease Premises that Master Landlord has had prepared and is willing to provide to Sublandlord. Sublandlord represents that to the best of Sublandlord’s knowledge (defined as the knowledge of Exodus’ Senior Director of Real Estate), Sublandlord has not brought onto the Sublease Premises any materials that would be defined as hazardous under federal or state law except for minimal amounts of cleaning and office supplies normally used in offices.

             (b)     Subtenant In the event of casualty or condemnation as set forth in the Master Lease, Subtenant waives and releases its rights to termination under Section 1932(2) of the California Civil Code, or any similar statute hereafter in effect.

             (c)     Subtenant Subtenant acknowledges that it is not authorized to make or do any alterations or improvements in or to the Sublease Premises, except as permitted by the provisions of this Sublease and the Master Lease, and that it must deliver the Sublease Premises to Sublandlord on the Sublease Expiration Date in the condition Subtenant received it, reasonable wear and tear excepted. Notwithstanding the foregoing, Sublandlord has reviewed the space planning drawings attached as Exhibit C hereto and consents to the construction of such alterations substantially as shown on the space planning drawings, provided Master Landlord consents to such alterations and further provided that said alterations are done subject to and in conformance with the terms and conditions of the Master Lease regarding alterations and further provided that Master Landlord agrees that such alterations may remain in the Sublease Premises upon expiration or earlier termination of the Sublease.

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     18.      Consent of Master Landlord. Section 13 of the Master Lease requires Sublandlord to obtain the written consent of Master Landlord to this Sublease. Sublandlord shall solicit Master Landlord’s consent to this Sublease promptly following the execution and delivery of this Sublease by Sublandlord and Subtenant. In the event Master Landlord’s does not execute the Consent within fifteen (15) days after the execution hereof, then this Sublease shall be null and void and of no further force and effect except as otherwise expressly agreed to by the parties. Upon such date, neither party hereto shall have any further rights against or obligations to the other party hereto.

     19.      Termination of the Lease. If for any reason the term of the Master Lease shall terminate prior to the Sublease Expiration Date, this Sublease shall automatically be terminated, and Sublandlord shall not be liable to Subtenant by reason thereof, unless said termination shall have been caused by the default of Sublandlord under the Master Lease and said Sublandlord’s default was not as a result of a Subtenant’s default hereunder. Notwithstanding the foregoing, any termination caused by a GlobalCenter, Inc. Insolvency Event shall automatically terminate this Sublease and Sublandlord shall not be liable to Subtenant for such termination. This Section 19 is subject to the provisions of the Consent concerning the nondisturbance of Subtenant entered into by Master Landlord, Sublandlord and Subtenant

     20.      Assignment and Subletting.

             (a)      Subtenant shall have the same rights and be subject to the same limitations on assignment and subletting that Sublandlord has and is subject to under the Master Lease and Sublandlord shall have the same rights as Master Landlord under the Master Lease with respect to any further sublease or assignment by Subtenant subject to the terms and conditions hereof. Any subletting or assignment which, under the Master Lease requires the consent of Master Landlord, such subletting or assignment shall also require the consent of Sublandlord. Notwithstanding the foregoing, Sublandlord covenants and agrees that Sublandlord will request Master Landlord’s consent to any proposed assignment or subletting and if, as and to the extent such proposed assignment or subletting is approved by the Master Landlord, Sublandlord shall also consent thereto subject to the terms and conditions hereof. Any sublease or assignment by Subtenant without Master Landlord’s and Sublandlord’s prior written consent, if consent for such type of sublease or assignment is required under the Master Lease, shall be void and shall, at the option of either Master Landlord or Sublandlord, terminate this Sublease.

             (b)      Notwithstanding any provisions of Section 13 of the Master Lease to the contrary, Subtenant shall advise Sublandlord by notice at least forty-five (45) days prior to the commencement of the sublease or assignment of (i) Subtenant’s intent to assign, sublet or otherwise transfer this Sublease or any portion of the Sublease Premises, (ii) the name of the proposed subtenant or assignee and evidence reasonably satisfactory to Sublandlord that such proposed subtenant or assignee is comparable in reputation, stature and financial condition to tenants then leasing comparable space in comparable buildings, (iii) the terms of the proposed sublease or assignment and (iv) evidence of the proposed subtenant’s or assignees’ net worth. Sublandlord shall, within thirty (30) days of receipt of the last of such notice and other information required, and any additional information requested by either Sublandlord or Master Landlord concerning the proposed subtenant’s or assignee’s financial responsibility, notify Subtenant that it and Master Landlord have elected to:

                      (i)      Consent to such proposed sublease or assignment;

                      (ii)      Refuse such consent, which refusal shall be on reasonable grounds; or

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                      (iii)     Elect to terminate the Sublease, or in the event of a sublease of a portion of the Sublease Premises as set forth in Section 13 of the Master Lease, elect to terminate a portion of the Sublease, effective as of the proposed effective date of said sublease or assignment. Notwithstanding the foregoing, if Sublandlord gives Subtenant notice of its election to terminate the Sublease or a portion of the Sublease (but Master Landlord is not exercising its right to terminate all or a portion of the Sublease pursuant to its rights under the Master Lease), within fourteen (14) days of delivery of Sublandlord’s notice, Subtenant shall have the right to rescind the proposed sublease or assignment by delivering a notice to Sublandlord in accordance with the provisions of Section 15 herein.

             (c)     In the event that Sublandlord shall consent to a transfer under the provisions of this Section, Subtenant shall pay Sublandlord’s reasonable processing costs and reasonable attorneys’ fees incurred in giving such consent. Notwithstanding any permitted assignment, Subtenant shall at all times remain directly, primarily and fully responsible and liable for all payments owed by Subtenant under the Sublease and for compliance with all obligations under the terms, provisions and covenants of the Sublease. If for any proposed sublease or assignment, Subtenant receives Rent or other consideration, either initially or over the term of the sublease or assignment, in excess of the Rent required of Subtenant by this Sublease, after a deduction for the following: (a) any brokerage commissions paid by Subtenant in connection therewith and (b) reasonable attorneys’ fees in connection with the preparation and negotiation of said sublease or assignment documentation (the “Profit”), then Subtenant shall pay to GlobalCenter Inc. as Rent, fifty percent (50%) of such Profit within five (5) days of its receipt by Subtenant, or in the event the assignee makes payment directly to Sublandlord, Sublandlord shall refund fifty percent (50%) of the Profit to Subtenant after deducting (a) and (b) above. By way of clarification, under the Master Lease, Sublandlord owes Master Landlord eighty percent (80%) of that portion of the Profit that is considered excess Rent under Section 13 of the Master Lease.

             (d)     Notwithstanding anything herein to the contrary no sublease nor assignment may (i) amend or modify this Sublease or the Master Lease, (ii) impose any additional liability, expense or obligations on Sublandlord, or (iii) release Subtenant from its obligations hereunder. Furthermore, if the net worth of Subtenant is less than forty million dollars ($40,000,000.00), pursuant to GAAP, as set forth in publicly available financial statements (or in the event Subtenant becomes a privately held corporation, in financials certified by a CPA and provided by Subtenant to Sublandlord upon request), then Sublandlord shall have the right to reasonably withhold consent to any proposed subletting or assignment based upon the creditworthiness of the subtenant or assignee taking into account the then applicable creditworthiness of the Subtenant.

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     21.      Limitation of Estate. Subtenant’s estate shall in all respects be limited to, and be construed in a fashion consistent with, the estate granted to Sublandlord by Master Landlord. Subtenant shall stand in the place of Sublandlord and shall defend, indemnify and hold Sublandlord harmless with respect to all covenants, warranties, obligations, and payments made by Sublandlord under or required of Sublandlord by the Master Lease with respect to the Sublease Premises arising from and after the Commencement Date of this Sublease. Sublandlord shall defend, indemnify and hold Subtenant harmless with respect to all covenants, warranties, obligations, and payments made by Sublandlord under or required of Sublandlord by the Master Lease with respect to the Sublease Premises arising prior to the Commencement Date of this Sublease. In the event Sublandlord is prevented from performing any of its obligations under this Sublease by a breach by Master Landlord of a term of the Master Lease, then Sublandlord’s sole obligation in regard to its obligation under this Sublease shall be to use reasonable efforts in diligently pursuing the correction or cure by Master Landlord of Master Landlord’s breach. This provision survives expiration or earlier termination of the Sublease.

     22.      Attorneys’ Fee. In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Sublease, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys’ fees and expenses as actually incurred, and as permitted by the rules of the court where the suit or other proceeding is pending. This provision survives expiration or earlier termination of the Sublease.

     23.      Waiver of Jury Trial. Each party hereto (which includes any assignee, successor, heir or personal representative of a party) shall not seek a jury trial, hereby waives trial by jury, and hereby further waives any objection to venue in the county in which the Sublease Premises is located, and agrees and consents to personal jurisdiction of the courts of the state of California, in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or in any way connected with this Sublease, the relationship of Sublandlord and Subtenant, Subtenant’s use or occupancy of the Sublease Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise with respect thereto, whether any of the foregoing is based on this Sublease or on tort law. The parties agree that this provision may be filed by any party hereto with the clerk or judge before whom any action is instituted, which filing shall constitute the written consent to a waiver of jury trial pursuant to and in accordance with section 631 of the California Code of Civil Procedure. The provisions of this section shall survive the expiration or earlier termination of this Lease.

     24.      Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Sublease and this Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Sublandlord to Subtenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Sublease. This Sublease, and the exhibits and schedules attached hereto, contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Sublease Premises and shall be considered to be the only agreements between the parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Sublease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Sublease.

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     25.      Counterparts. This Sublease may be executed in counterparts or by facsimile signature, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties have entered into this Sublease as of the date first written above.

SUBLANDLORD:

GLOBALCENTER INC., a Delaware Corporation

By: /s/ Laurie D. Priddy —————————————— Name: Laurie D. Priddy ————————————— Its: President ——————————————

GLOBAL CROSSING NORTH AMERICA, INC., a New York corporation

By: /s/ Joseph S. Tesoriero —————————————— Name: Joseph S. Tesoriero ————————————— Its: President ——————————————

SUBTENANT:

ARTISAN COMPONENTS, INC. a Delaware Corporation

By: /s/ Joy Leo —————————————— Name: Joy Leo ————————————— Its: VP & CFO ——————————————

EXHIBIT A COPY OF MASTER LEASE A-1

LEASE AGREEMENT

Basic Lease Information

Lease Date:	February 12, 1999

Lessor:	PLIC REO 921 Principal Life Insurance Company, an Iowa Corporation

Lessor’s Address:	c/o Tarlton Properties, Inc. 300 Second St., Suite 109 Los Altos, CA 94022

Lessee:	Frontier Corporation a New York corporation, and Frontier GlobalCenter Inc., a Delaware corporation

Lessee’s Address:	141 Caspian Court Sunnyvale, CA 94089

Lot:	Tax Parcel # 10-26-031-00 (the “Lot”)

Premises:	The Lot, including the Building containing approximately 54,439 rentable square feet as shown on Exhibit A. commonly known as 141 Caspian Court, Sunnyvale, California (“the Building”).

Premises Address:	141 Caspian Court Sunnyvale, CA 94089

Term:	One Hundred Twenty (120) Months.

Commencement Date:	Upon Substantial Completion of Lessee Improvements but in no event later than four (4) months following full execution and delivery to Lessee of the Lease. Substantial Completion is defined in Exhibit B.

Base Rent:	See Addendum No. I
Security Deposit:	None

Lessees Share of Operating Expense: Lessee’s Share of Tax Expense: Lessees Share of Utility Expenses:	100% percent 100% percent 100% percent

Permitted Uses:	Administrative and Research and Development Offices; and telecommunications and internet/data services.

Insurance Amount:	Bodily injury limit of not less than $3,000,000 per occurrence. Property damage limit of not less than $3,000,000 per occurrence.

Parking Spaces:	All 218 spaces

Addenda:	Addendum 1: Adjustments to Rent

Exhibits:	Exhibit A - Premises
Exhibit B - Work Letter Agreement
Exhibit C - Rules and Regulations
Exhibit D - Commencement Date Memorandum
Exhibit E - Sample Form Lessee Estoppel Certificate
Exhibit F - Subordination, Nondisturbance and Attornment

1

LEASE AGREEMENT

DATE:	This Lease is made and entered into as of the Lease Date defined on Page 1. The Basic Lease Information set forth on Page 1 and this Lease are and shall be construed as a single instrument.

PREMISES:	Lessor hereby leases the Premises to Lessee upon the terms and conditions contained herein.

     1.  TERM AND ADJUSTMENT OF COMMENCEMENT DATE: The Term of this Lease shall commence the Commencement Date, subject to Paragraph 4 and the Basic Lease Information, hereof, and shall expire on the last day of the One Hundred twentieth (120th) month after the Commencement Date (the “Expiration Date”), unless earlier terminated pursuant to the terms hereof. If Lessor cannot deliver possession of the Premises on the Commencement Date. Lessor shall not be subject to any liability nor shall the validity of the Lease be affected; provided the Lease term and the obligation to pay rent shall commence on the date possession is tendered and the termination date shall be extended by a period of time equal to the period computed from the Commencement Date to the date possession is tendered. Lessor and Lessee agree to execute and deliver a completed Commencement Date Memorandum in the form attached hereto as Exhibit D and made a part hereof promptly after the Commencement Date.

     2.  RENT: Lessee agrees to pay Lessor in lawful money of the United States, without prior notice, abatement, claim, offset or demand, the Base Rent described on Page 1, payable in advance at Lessor’s address shown on Page 1, on the first day of each month throughout the term of the Lease. All amounts which Lessee is obligated to pay to Lessee under this Lease, in addition to Base Rent set forth on Page 1, including, without limitation. Lessee’s Share of Operating Expense, Lessee’s Share of Tax Expense and Lessee’s Share of Utilities as specified in Paragraph 5.A., 5.B., and 6. of this Lease, shall consitute “Additional Rent” and the term “Rent” whenever used herein refers to all of these amounts, as well as the Base Rent.

     3.  SECURITY DEPOSIT: None

     4.  LESSEE IMPROVEMENTS:

     A. Pursuant to the work letter attached hereto as Exhibit B and made a part hereof (the “Work Letter”). Lessor shall (i) have certain Lessee improvements constructed in the Premises (the “Lessee Improvements”), and (ii) provide Lessee with an improvement allowance of One Million Thirty-five Thousand Two Hundred Ninety-one Dollars ($1,035,291.00) (the “Lessee Improvement Allowance”) for the Lessee Improvements. Lessee may elect to increase the amount of the Lessee improvement Allowance in accordance with the provisions set forth in Section 5 of the Work Letter.

     B. Lessor warrants that upon delivery of possession of the Premises (i) the Lessee Improvements shall be Substantially Complete (as defined in the Work Letter), (ii) the HVAC system, the sprinkler system and all other mechanical systems of the Premises (including electrical and plumbing) will be in good working condition and (iii) the Premises will be in water tight condition. Except for the Lessee Improvements contemplated by the Work Letter, the matters described in clauses (ii) and (iii) immediately above, and Lessor’s limited repair and maintenance obligations expressly set forth in this Lease. Lessee agrees to accept the Premises in its present “as is” condition, and Lessor shall have no obligation to install, construct, or otherwise make any other improvements to the Premises. Notwithstanding any provision in the Lease to the contrary, in the event any code compliance work is or becomes necessary as a result of the Lessee Improvements, including, without limitation, any work necessary to comply with the ADA, or city building codes, and the Lessee Improvement Allowance is not sufficient to cover the cost of such compliance work, the cost of such compliance work shall be borne by Lessee. Lessee acknowledges that neither Lessor nor any agent of Lessor has made any representation or warranty with respect to the Premises, the condition of the Premises, the parking area surrounding the Premises, or any portions thereof, the availability of additional parking, or with respect to the suitability of the Lot for the conduct of Lessee’s business.

     5. EXPENSES:

     A. Operating Expenses: In addition to the Rent set forth in Paragraph 3, Lessee shall pay its share, which is defined on Page 1, of all operating expenses. “Operating Expenses” are defined as the total amounts paid or payable by the Lessor in connection with the ownership, maintenance, repair and operation of the Premises, the Building and the Lot referred to on Page 1. These Operating Expenses may include, but are not limited to:

(a) Lessor’s cost of non-structural repairs to and maintenance of the roof and exterior walls of the Building;

(b) Lessor’s cost of maintaining, repairing and resurfacing the outside paved areas, landscaping and other common areas for the Lot and the Park;

(c) Lessor’s annual cost of all risk and other insurance including, without limitation, earthquake insurance for the Building and the Lot and rental loss insurance:

(d) Lessor’s cost of modifications to the Building (other than structural modifications) occasioned by any rules, laws or regulations (“Governmental Authority”) regardless of when such rules, laws or regulations became effective, but excluding any modification which is required by Governmental Authority prior to the Date of this Lease;

(e) Lessor’s cost of preventative maintenance contracts including, but not limited to, contracts for heating, ventilation and air conditioning systems, with quarterly service; provided that such contracts are cancelable by Lessor upon not more than sixty (60) days notice and are at competitive prices;

(f) Lessor’s cost of security and fire protection services for the Lot, if in Lessor’s reasonable discretion such services are necessary:

(g) Lessor’s cost of Property Management (not to exceed three (3) percent of the base rental rate) and Accounting services rendered; and

(h) Lessor’s cost of all common area maintenance, utility and other costs for the Lot.

     B.  Tax Expense: In addition to the Rent set forth in Paragraph 2, Lessee shall pay its share, which is defined on Page 1, of all real property taxes applicable to the land and improvements included within and upon the Lot (“Tax Expense”). The term “Tax Expense” includes any form of tax and assessment (general, special, ordinary or extraordinary), commercial rental tax, payments under any improvement bond or bonds, license, rental tax, transaction tax, levy, or penalty imposed by authority having the direct or indirect power of tax (including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof) as against any legal or equitable interest of Lessor in the Premises, Lot or Park, as against Lessor’s right to rent or other income therefrom, or as against Lessor’s business of leasing the Premises or the occupancy of Lessee or any other tax, fee, or excise, however described, other than inheritance or estate taxes, including any value added tax, or any tax imposed in substitution, partially or totally, of any tax previously included within the definition of real property taxes, or any additional txt the nature of which was previously included within the definition of real property tax.

     C.  Payment of Expenses: Lessor shall estimate the Operating Expense and Tax Expense for the calendar year in which the Lease commences. Commencing on the Commencement Date, one-twelfth (1/12th) of this estimate shall be paid by Lessee to Lessor on the first day of each month of the remaining months of the calendar year. Thereafter, Lessor may estimate such expenses as of the beginning of each calendar year and require Lessee to pay one twelfth (1/12th) of such estimated amount as additional Rent hereunder on the first day of each month. On or about March 31 of the following calendar year, or as soon thereafter as reasonably possible, including the year following the year in which this Lease terminates, Lessor shall endeavor to furnish Lessee with a true and correct accounting of actual Operating Expenses and Tax Expenses, and within thirty (30) days of Lessor’s delivery of such accounting, Lessee shall pay to Lessor the amount of any underpayment, provided that such accounting is furnished to Lessee not later than the end of the calendar year subsequent to the year for which the accounting was made. Notwithstanding the foregoing, failure by Lessor to give such accounting by such date shall not constitute a waiver of Lessor of its right to collect Lessees share of any underpayment. Lessor shall credit the amount of any overpayment by Lessee toward the next estimated monthly installment(s) falling due, or where the term of the Lease has expired, refund the amount of overpayment to Lessee within ninety (90) days.

     6.  UTILITIES: Lessee shall pay the cost of all water, sewer use and connection fees, gas, heat, electricity, telephone and other utilities billed or metered separately to the Premises, the Lot or Lessee. For utility fees or use charges that are not billed separately to Lessee, Lessee shall pay the amount which is attributable to Lessee’s use of the Premises. In addition, Lessee shall within thirty (30) business days after receiving a bill from Lessor pay Lessor Lessee’ Share of Utility Expenses, which is described on Page 1, of any common area utility costs.

     7.  LATE CHARGES: Lessee acknowledges that late payment by Lessee to Lessor of Rent, Lessee’s share of Operating Expenses, Tax Expenses, utility costs or other sums due hereunder, will cause Lessor to incur costs not contemplated by this Lease and the exact amount of such costs are extremely difficult and impracticable to fix. Such costs include without limitation, processing and accounting charges, and late charges that may be imposed on Lessor by the terms of any note secured by any encumbrance against the Premises. Therefore, if any installment of Rent or other sums due from Lessee is not received by Lessor within five (5) days after the date it is due, Lessee shall pay to Lessor a sum equal to five percent (5%) of such overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee’s default with respect to the overdue amount, nor prevent Lessor from exercising any of the other rights and remedies available to Lessor.

     8. USE OF PREMISES: The Premises are to be used solely for the Permitted Uses stated on Page 1 and for no other purposes.

     Lessee shall not do or permit anything to be done in or about the Premises nor keep or bring anything therein which will in any way increase the existing rate of or affect any policy of fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy. Lessee shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other Lessees or occupants of the Building or other buildings in the Park or injure or annoy other Lessees or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Lessee cause, maintain or permit any nuisance in, on or about the Premises. Lessee shall not damage or deface or otherwise commit or suffer to be committed any waste in or upon the Premises. Lessee shall honor the terms of all recorded covenants, conditions and restrictions relating to the property on which the Premises are located. Lessee shall honor the rules and regulations attached to and made a part of this Lease and any other reasonable regulations of the Lessor related to parking and the operation of the Building.

     9. ALTERATIONS AND ADDITIONS: Lessee shall not install any signs, fixtures or improvements to the Premises without the prior written consent of Lessor. Lessee shall keep the Premises and the property on which the Premises are situated free from any liens arising out of any work performed. materials furnished or obligations incurred by or on behalf of Lessee. As a condition to Lessor’s consent to the installation of any fixtures or improvements, Lessor may require Lessee to post a completion bond for up to 150% of the cost of the work. Upon termination of this Lease, Lessee shall remove all signs, fixtures, furniture and furnishings placed in the Premises and paid for by Lessee (not including Lessee Improvements constructed pursuant to Exhibit B, hereto), and if requested by Lessor at the time of Lessor’s consent to such improvements (provided that Lessor’s consent was given), remove any improvements made by Lessee. Lessee shall repair any damage caused by the installation or removal of such signs, fixtures, furniture, furnishings and improvements and leave Premises in as good condition as they were in at the time of the commencement of this Lease, excepting for reasonable wear and tear.

     10.  REPAIRS AND MAINTENANCE: Lessee shall, at Lessee’s sole cost and expense, maintain the Premises and Lot in good, clean and safe condition and repair to the satisfaction of the Lessor any damage thereto caused by Lessee or its employees, agents, invitees, licensees or contractors. Without limiting the generality of the foregoing and excepting only Lessor’s limited responsibilities set forth in this Paragraph. Lessee shall be solely responsible for maintaining and repairing all plumbing, electrical wiring and equipment, lighting, and walls. Lessor may repair the heating, ventilation and air conditioning systems as deemed necessary by Lessor or Lessee and Lessee shall pay the cost of such repairs.

     Except for repairs rendered necessary by the intentional or negligent acts or omissions of Lessee, and Lessee’s agents, contractors, customers, employees and invitees, Lessor agrees at Lessor’s sole cost and expense, to keep in good repair the structural portions of the roof, foundations and exterior walls of the Premises (exclusive of glass and exterior doors), and underground utility and sewer pipes outside the exterior walls of the Building. Lessor shall cause the HVAC system to be maintained as frequently as recommended by the manufacturer, but in any case not less than quarterly. Lessor shall maintain the exterior of the Premises and Lessee shall reimburse to Lessor all expenses therefor.

     Except for normal maintenance and repair of the items outlined above, Lessee shall have no right of access to or install any device on the roof of the Building nor make any penetrations of the roof of the Building without the express prior written consent of Lessor.

     11.  INSURANCE: Lessee shall at all times during the term of this Lease, and at its sole cost and expense, maintain workers compensation insurance and comprehensive general liability insurance against liability for bodily injury and property damage with liability limits as set forth on Page 1 with such insurance naming Lessor and Owner as an additional insured and including such endorsements as may be required by Lessor. In no event shall the limits of said policy or policies be considered as limiting the liability of Lessee under this Lease.

     All insurance shall be with companies licensed to do business with the Insurance Commissioner of the State of California. A certificate of all such insurance shall be delivered to the Lessor prior to the Commencement Date of this Lease, and annually thereafter over the term of the Lease, which shall certify that the policy names Lessor and the Owner as an additional insured and that the policy shall not be canceled or altered without thirty (30) days prior written notice to Lessor.

     12.  LIMITATION OF LIABILITY AND INDEMNITY: Except for damage resulting from the active negligence or willful misconduct of Lessor or Lessor’s agents, contractors, partners, subsidiaries, directors, officers and employees (“Lessor’s Agents”), Lessee hereby agrees to defend (with attorneys acceptable to Lessor), indemnify and hold harmless Lessor and Lessor’s Agents from and against any and all damage, loss, liability and expense including, without limitation, attorneys’ fees and legal costs incurred directly or by reason of any claim, suit or judgment brought by or on behalf of any person or persons for damage, loss or expense due to, but not limited to, bodily injury or property damage sustained by such person or persons which arise out of, are occasioned by or in any way attributable to the use or occupancy of the Premises by, or the acts or omissions of, the Lessee, its agents, employees or any contractors brought onto the Premises by Lessee. Lessee agrees that the obligations of Lessee herein shall survive the expiration or termination of this Lease.

     Except for damage, loss, cost or injury resulting from the active negligence or willful misconduct of Lessor or Lessor’s Agents, Lessor shall not be liable to Lessee for any damage to Lessee or Lessee’s property, for any injury to or loss of Lessee’s business or for any damage or injury to any person from any cause.

     13.  ASSIGNMENT AND SUBLEASING: Lessee shall have the right to assign or sublease all or any portion of its interest under this Lease without Lessor’s consent to any (i) parent, subsidiary or affiliate of Lessee, (ii) party which results from any merger or consolidation of Lessee, and/or (iii) party which acquires all or substantially all the assets or stock of Lessee, provided that such assignee or sublessee shall have a net worth of at least $100 million and that there is no change in use. Lessee shall not assign or sublease to an affiliate of Lessee with a net worth of less than $100 million without the prior written consent of Lessor. Excepting the two previous sentences, Lessee shall not assign or transfer this Lease nor sublet all or any portion of the Premises to any party without the prior written consent of Lessor, which shall not be unreasonably withheld. If Lessee seeks to sublet or assign all or any portion of the Premises to a third party, a copy of proposed sublease or assignment agreement and all agreements collateral thereto shall be delivered to Lessor at least thirty (30) days prior to the commencement of the sublease or assignment (the “Proposed Effective Date”). In the event the sublease (1) by itself or taken together with prior sublease(s) covers or totals, as the case may be, more than fifty percent (50%) of the rentable square feet of the Premises and (2) is for a term which is at least seventy-five percent (75%) of the period remaining in the term of this Lease as of the time of the Proposed Effective Date, then Lessor shall have the right, to be exercised by giving written notice to Lessee, to recapture the space described in the sublease. If such recapture notice is given, it shall serve to terminate this Lease with respect to the proposed sublease space, or, if the proposed sublease space covers all the Premises, it shall serve to terminate the entire term of this Lease, in either case as of the Proposed Effective Date. However, no termination of this Lease with respect to part or all of the Premises shall become effective without the prior written consent, where necessary, of the holder of each deed of trust encumbering the Premises or any part thereof. If this Lease is terminated pursuant to the foregoing with respect to less than the entire Premises, the Rent shall be adjusted on the basis of the proportion of square feet retained by Lessee to the square feet originally demised and this Lease as so amended shall continue thereafter in full force and effect. Each permitted assignee or sublessee shall assume and be deemed to assume this Lease and shall be and remain liable jointly and severally with Lessee for payment of Rent and for the due performance of, and compliance with all the terms, covenants, conditions and agreements herein contained on Lessee’s part to be performed or complied with, for the term of this Lease. In the event of any sublease or assignment of all or any portion of the Premises where the Rent reserved in the sublease or assignment exceeds the Rent or pro rata portion of the Rent, as the case may be, for such space reserved in the Lease, Lessee shall pay the Lessor monthly, as additional Rent, at the same time as the monthly installments of Rent hereunder, eighty percent (80%) of the excess of the Rent or other consideration to Lessee reserved in the sublease. In calculating excess Rent or other consideration which may be payable to Lessor under this paragraph, Lessee will be entitled to deduct commercially reasonable third party brokerage commissions and attorneys’ fees and expenses incurred for the construction of Lessee improvements within the Premises reasonably and actually paid by Lessee in connection with such assignment or subletting if acceptable written evidence of such expenditures is provided to Lessor.

     14.  SUBROGATION: Subject to the approval of their respective insurers, Lessor and Lessee hereby mutually waive their respective rights of recovery against each other from any insured loss. Each party shall obtain any special endorsements, if required by their insurer, to evidence compliance with the aforementioned waiver.

     15.  AD VALOREM TAXES: Lessee shall pay before delinquent all taxes assessed against the personal property of the Lessee and all taxes attributable to any leasehold improvements made by Lessee.

     16.  SUBORDINATION: Lessee shall, upon request of the Lessor, execute any instrument necessary or desirable, in a form reasonably acceptable to Lessee, to subordinate this Lease and all of its rights contained hereunder to any and all encumbrances now or hereafter in force against the parcel containing the Building and the Building. Such subordination may be in the form of a subordination and non-disturbance agreement (“SNDA”) as attached hereto, marked Exhibit F, which Lessee agrees is an acceptable form.

     In the event any proceedings are brought for foreclosure or in the event of the exercise of the power of sale under any deed of trust made by Lessor covering the Premises or upon a deed in lieu of foreclosure thereunder, Lessee shall attorn to the purchaser upon any such foreclosure or sale and recognize as the Lessor under this Lease any such purchaser or such transferee who acquires the Premises by deed in lieu of foreclosure, as dictated by a SNDA.

     17.  RIGHT OF ENTRY: Lessee grants Lessor or its agents the right to enter the Premises at all reasonable times for purposes of inspection, exhibition, repair and alteration. Lessor shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Lessee’s vaults and safes, and Lessor shall have the right to use any and all means Lessor deems necessary to enter the Premises in an emergency. Lessor shall also have the right to place “for rent” and/or “for sale” signs on the outside of the Premises within twelve (12) months of space coming available in the Building. Lessor shall have the right to photograph the Premises. Lessee hereby waives any claim from damages or for any injury or inconvenience to or interference with Lessee’s business, or any other loss occasioned thereby except for any claim for any of the foregoing arising out of the negligent acts or omissions of Lessor or Lessor’s Agents.

     18.  ESTOPPEL CERTIFICATE: Lessee shall execute and deliver to Lessor, upon not less than ten (10) business days prior written notice, a statement in writing (in the form attached hereto as Exhibit E and made a part hereof) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the date to which the Rent and other charges are paid in advance, if any, and acknowledging that there are not, to Lessee’s knowledge, any uncured defaults on the part of Lessor hereunder or specifying such defaults as are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Despite the above, Lessee shall be in default under this Lease if Lessee fails to deliver such statement within ten (10) business days after such notice is given.

     19. LESSEE’S DEFAULT: The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Lessee:

(a) The failure by Lessee to make any payment of Rent or any other payment required hereunder.

(b) The failure of Lessee to observe, perform or comply with any of the conditions or provisions of this Lease for a period, unless otherwise noted herein, of fifteen (15) days after written notice, provided that, in the event of a failure which cannot reasonably be cured within fifteen (15) days, Lessee shall not be in default if it commences to cure within such period and diligently pursues completion as soon as reasonably possible.

(c) The Lessee becoming the subject of any bankruptcy (including reorganization or arrangement proceedings pursuant to any bankruptcy act) or insolvency proceeding whether voluntary or involuntary.

(d) The Lessee using or storing Hazardous Materials on the Premises other than as permitted by the provisions of Paragraph 28 below.

(e) The vacation of the Premises, unless all Lease obligations of Lessee are met during such vacation.

(f) Lessee fails to deliver an estoppel certificate as required under Paragraph 18.

     20.  REMEDIES FOR LESSEE’S DEFAULT: In the event of Lessee’s default or breach of the Lease, Lessor may terminate Lessee’s right to possession of the Premises by any lawful means in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In addition, the Lessor shall have the immediate right of re-entry, and if this right of re-entry is exercised following abandonment of the Premises by Lessee, Lessor may consider any personal property belonging to Lessee and left on the Premises to also have been abandoned.

     If Lessee breaches this Lease and abandons the Premises before the end of the term, or if Lessee’s right to possession is terminated by Lessor because of a breach of the Lease, then Lessor may recover from Lessee all damages suffered by Lessor as a result of Lessee’s failure to perform its obligations hereunder, including, but not restricted to the worth at the time of the award (computed in accordance with Paragraph (3) of Subdivision (a) of Section 1951.2 of the California Civil Code) of the amount by which the Rent then unpaid hereunder for the balance of the Lease term exceeds the amount of such loss of Rent for the same period which the Lessee proves could be reasonably avoided by Lessor and in such case, Lessor prior to the award, may relet the Premises for the purpose of mitigating damages suffered by Lessor because of Lessee’s failure to perform its obligations hereunder, provided, however, that even though Lessee has abandoned the Premises following such breach, this Lease shall nevertheless continue in full force and effect for as long as the Lessor does not terminate Lessee’s right of possession, and until such termination. Lessor may enforce all its rights and remedies under this Lease, including the right to recover the Rent from Lessee as it becomes due hereunder. The “worth at the time of the award” within the meaning of Subparagraphs (a)(1) and (a)(2) of Section 1951.2 of the California Civil Code shall be computed by allowing interest at the rate of ten percent (10%) per annum.

     The foregoing remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law or to any equitable remedies Lessor may have, and to any remedies Lessor may have under bankruptcy laws or laws affecting creditor’s rights generally.

     The waiver by Lessor of any breach of any term of this Lease shall not be deemed a waiver of such term or of any subsequent breach thereof.

     21.  HOLDING OVER: If Lessee holds possession of the Premises after the term of this Lease without Lessor’s consent, Lessee shall become a Lessee from month to month upon the terms specified at a monthly Rent of 150% of the Rent due on the last month of the Lease term, payable in advance on or before the first day of each month. All options, if any, granted under the terms of this Lease shall be deemed terminated and be of no effect during said month to month tenancy. Lessee shall continue in possession until such tenancy shall be terminated by either Lessor or Lessee giving written notice of termination to the other party at least thirty (30) days prior to the effective date of termination.

     22.  LESSOR’S DEFAULT: Lessee agrees to give any holder of a deed of trust encumbering the Premises (“Trust Deed Holders”), by certified mail, a copy of any notice of default served upon the Lessor by Lessee, provided that prior to such notice Lessee has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such Trust Deed Holder. Lessee further agrees that if Lessor shall have failed to cure such default within the time, if any, provided for in this Lease, then the Trust Deed Holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary, if within such thirty (30) days, the Trust Deed Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

     23.  PARKING: Lessee shall have the use of the number of undesignated parking spaces set forth on Page 1. Lessor shall exercise its best efforts to insure that such spaces are available to Lessee for its use, but Lessor shall not be required to enforce Lessee’s right to use the same.

     24.  SALE OF PREMISES: In the event of any sale of the Premises by Lessor, Lessor shall be and is hereby released from its obligation to perform any obligations under this Lease arising after the date of such sale; and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser. to have assumed and agreed to carry out any and all of the covenants and obligations of the Lessor under this Lease.

     25.  WAIVER: No delay or omission in the exercise of any right or remedy of Lessor on any default by Lessee shall impair such a right of remedy or be construed as a waiver.

     The subsequent acceptance of Rent by Lessor after breach by Lessee of any covenant or term of this Lease shall not be deemed a waiver of such breach, other than a waiver of timely payment for the particular Rent payment involved, and shall not prevent Lessor from maintaining an unlawful detainer or other action based on such breach.

     No payment by Lessee or receipt by Lessor of a lesser amount than the monthly Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Lessor may accept such check or payment without prejudice to Lessor’s right to recover the balance of such Rent or other sum or pursue any other remedy provided in this Lease.

     26.  CASUALTY DAMAGE: If the Premises or any part thereof shall be damaged by fire or other casualty, Lessee shall give prompt written notice thereof to Lessor. In case the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall, in Lessor’s sole opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty), Lessor may, at its option, terminate this Lease by notifying Lessee in writing of such termination within sixty (60) days after the date of such damage, in which event the Rent shall be abated as of the date of such damage. If Lessor does not elect to terminate this Lease, Lessor shall within ninety (90) days after the date of such damage commence to repair and restore the Building and shall proceed with reasonable diligence to restore the Building (except that Lessor shall not be responsible for delays outside its control to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Lessor shall not be required to rebuild, repair or replace any part of Lessee’s furniture, furnishings or fixtures and equipment removable by Lessee or any improvements installed by Lessee under the provisions of this Lease. Lessor shall not in any event be required to spend for such work an amount in excess of the insurance proceeds actually received by Lessor as a result of the fire or other casualty. Lessor shall not be liable for any inconvenience or annoyance to Lessee, injury to the business of Lessee, loss of use of any part of the Premises by the Lessee or loss of Lessee’s personal property resulting in any way from such damage or the repair thereof, except to the extent due to the gross negligence or willful misconduct of Lessor or Lessor’s Agents, and except that, subject to the provisions of the next sentence, Lessor shall allow Lessee a fair diminution of Rent during the time and to the extent the Premises are unfit for occupancy. If the Premises or any other portion of the Building be damaged by fire or other casualty resulting from the fault or negligence of Lessee or any of Lessee’s agents, employees, or invitees, the Rent shall not be diminished during the repair of such damage and Lessee shall be liable to Lessor for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds.

     Except as otherwise provided in this Paragraph 27, Lessee hereby waives the provisions of Sections 1932(2.), 1933(4.), 1941 and 1942 of the California Civil Code.

     27.  CONDEMNATION: If twenty-five percent (25%) or more of the Premises (or such other amount that makes the Premises unsuitable for the purposes for which Lessee is utilizing the Premises) is taken for any public or quasi-public purpose of any lawful government power or authority or sold to a governmental entity to prevent such taking, the Lessee or the Lessor may terminate this Lease as of the date when physical possession of the Premises is taken by the taking authority. Lessee shall not because of such taking assert any claim against the Lessor for any compensation because of such taking, and Lessor shall be entitled to receive the entire amount of any award without deduction for any estate of interest or interest of Lessee. Lessee may recover its moving expenses, value of its fixtures and personal property taken, provided that such recovery does not reduce the amount of the award to Lessor. If a substantial portion of the Building or the Lot is so taken, Lessor at its option may terminate this Lease. If Lessor does not elect to terminate this Lease, Lessor shall, if necessary, promptly proceed to restore the Premises or the Building to substantially its same condition prior to such partial taking, allowing for the reasonable effects of such taking, and a proportionate allowance shall be made to Lessee for the Rent corresponding to the time during which, and to the part of the Premises of which. Lessee is deprived on account of such taking and restoration. Lessor shall not be required to spend funds for restoration in excess of the amount received by Lessor as compensation awarded.

     28.  HAZARDOUS MATERIALS: Lessee shall not generate, store, handle or dispose of any Hazardous Material in, on, or about the Lot without the prior written consent of Lessor, which may be withheld in Lessor’s sole discretion, except that such consent shall not be required to the extent of Hazardous Material packaged and contained in office products for consumer use in general business offices in quantities for ordinary day-to-day use provided such use does not give rise to, or pose a risk of, exposure to or release of Hazardous Material, or violate any local, state or federal statutes, ordinances, orders, rules or regulations (as interpreted by judicial and administrative decisions). Lessor shall have the right at all times during the term of this Lease to (i) inspect the Premises, (ii) conduct tests and investigations to determine whether Lessee is in compliance with the provisions of this paragraph, and (iii) request lists of all Hazardous Materials used, stored or located on the Premises: the cost of all such inspections, tests and investigations to be borne by Lessee if Lessor reasonably believes they are necessary. Lessee shall give to Lessor immediate verbal and follow-up written notice of any spills, releases or discharges of’ Hazardous Materials on the Premises, or in any common areas or parking lots (if not considered part of the Premises), caused by the acts or omissions of Lessee, or its agents, employees, representatives, invitees, licensees, sublessees, customers or contractors. Lessee covenants to investigate, clean up and otherwise remediate any spill, release or discharge of Hazardous Materials caused by the acts or omissions of Lessee, or its agents, employees, representatives, invitees, licensees, sublessees, customers or contractors at Lessee’s cost and expense; such investigation, clean up and remediation to be performed after Lessee has obtained Lessor’s written consent, which shall not be unreasonably withheld; provided, however, that Lessee shall be entitled to respond immediately to an emergency without first obtaining Lessor’s written consent. Lessee shall indemnify, defend and hold Lessor harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses, suits, administrative proceedings and costs (including, but not limited to. attorneys and consultant fees) arising from or related to the use, presence, transportation, storage, disposal, spill, release or discharge of Hazardous Materials on or about the Premises caused by the acts or omissions of Lessee, its agents, employees, representatives, invitees, licensees, sublessees, customers or contractors. Lessee shall not be entitled to install any tanks under, on or about the Premises for the storage of Hazardous Materials without the express written consent of Lessor. which may be given or withheld in Lessor’s sole discretion. As used herein, the term Hazardous Materials shall mean (i) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by all applicable local, state and federal laws; (ii) petroleum. (iii) asbestos; (iv) polychlorinated biphenyls: and (v) radioactive materials. The provisions of this paragraph shall survive the termination of this Lease.

     28.1. DISCLOSURE: The Lot described herein contains residual Hazardous Materials. Such condition may render the land and the owner, Lessee or other possessor of the land subject to requirements, restrictions, provisions, and liabilities contained in Chapter 6.5 and Chapter 6.8 of Division 20 of the California Health & Safety Code, as same may be amended, supplemented from time to time, and any successor statutes thereof. The foregoing statements are not declarations that a hazard to public health, safety and welfare exists. Pursuant to, and in accordance with, the provisions of California Health & Safety Code §25359.7 and Proposition 65 (as amended, supplemented and replaced from time to time). Lessor hereby discloses to Lessee that as of the Lease Date the Lot contains certain residual Hazardous Material as such contamination and Hazardous Materials are more particularly described and set forth in (i) that certain Environmental Status summary, dated _________________ and (ii) those certain environmental reports, copies of which have been delivered to Lessee or are available for Lessees review, on file with both (a) the California Regional Water Quality Control Board, San Francisco, Bay Region, 2101 Webster Street, Oakland, California 94612, and (b) Lessor’s offices presently located at Principal Capital Management, 801 Grand Avenue, Des Moines, Iowa 50392 (collectively, the “Environmental Reports”). Lessor acknowledges and agrees that none of the environmental conditions or presence of residual Hazardous Materials on, in or under the Lot as described in the Environmental Reports have been in any way caused by Lessee or any of Lessees representatives. Lessee hereby acknowledges and agrees as follows: (a) prior to executing this Lease Lessee has received or has had ample opportunity to review (as applicable) a true and complete copy of the aforementioned Environmental Reports: (b) except for permissibly disclosing and delivering a copy thereof to its employees, officers and invitees, not to disseminate or otherwise permit any employee, agent or other person over which Lessee has lawful authority to copy, publish or otherwise disseminate the Environmental Reports of the information contained therein (except as may be lawfully compelled or otherwise required by valid rule, regulation or law); and (c) Lessor has provided to Lessee the Environmental Reports for informational purposes only and Lessee may not rely upon the information contained in the Environmental Reports unless and until Lessee obtains the environmental firms’ written consent to such reliance thereof by Lessee.

     28.2. EXCULPATION OF LESSEE: Lessee shall not be liable to Lessor for nor otherwise obligated to Lessor under any provision of the Lease with respect to the following: (i) any claim, remediation, obligation, investigation, liability, cause of action, attorney’s fees. consultants’ cost, expense or damage resulting from any Hazardous Materials present in, on or about the Premises or the Building as of the date of this Lease, or to the extent not caused or otherwise permitted, directly or indirectly, by Lessee or Lessee’s Representatives; or (ii) the removal, investigation, monitoring or remediation of any Hazardous Material present in, on or about the Premises or the Building directly caused by any source, including third parties, other than Lessee or Lessee’s Representatives; provided, however, Lessee shall be fully liable for and otherwise obligated to Lessor under the provisions of this Lease for all liabilities, costs, damages, penalties, claims, judgments, expenses (including without limitation, attorneys’ and experts’ fees and costs) and losses to the extent (a) Lessee or any of Lessee’s Representatives contributes directly or indirectly to the presence of such Hazardous Materials, or Lessee and/or any of Lessee’s Representatives actively exacerbates the conditions caused by such Hazardous Materials, or (b) Lessee and/or Lessee’s Representatives allows or permits persons over which Lessee or any of Lessee’s Representatives has control, and/or for which Lessee or any of Lessee’s Representatives are legally responsible, to cause such hazardous Materials to be present in, on, under, through or about any portion of the Premises, the Common Areas or the Building, or (c) Lessee and/or any of Lessee’s Representatives does not take all reasonably appropriate actions to prevent such persons over which Lessee or any of Lessee’s Representatives has control and/or for which Lessee or any of Lessee’s Representatives are legally responsible from causing the presence of Hazardous Materials in, on, under, through or about any portion of the Premises, the Common Areas or the Building.

     28.3 Lessee Testing. Lessee shall have the right to conduct, at Lessee’s sole expense, any additional testing which Lessee desires, provided that any such testing which involves any damage or alteration of any improvement or disturbance or excavation of any ground, including without limitation existing wells on the Premises, shall not be commenced without Lessor’s prior written consent, the results of any such testing shall not be disclosed to any third party unless required by law and all affected parts of the Building or Lot shall be restored to the condition it was in prior to the testing immediately upon completion of such testing. All such testing shall be completed within the first three (3) months of Lessee’s occupancy of the Premises.

     29. FINANCIAL STATEMENTS: Within fifteen (15) business days after Lessor’s request Lessee shall deliver to Lessor the then current audited financial statements of Lessee as publicly available (including interim periods following the end of the last fiscal year for which annual statements are available) which statements shall be prepared or compiled by a certified public accountant and shall present fairly the financial condition of Lessee at such dates and the result of its operations and changes in its financial positions for the periods ended on such dates. If Lessee subleases the Premises to a non-publicly traded company and if an audited financial statement has not been prepared, Lessee shall provide Lessor with an unaudited financial statement and/or such other information, the type and form of which are acceptable to Lessor in Lessor’s reasonable discretion, which reflects the financial condition of Lessee.

     30. GENERAL PROVISIONS:

(i) Time. Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor.

(ii) Successors and Assigns. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

(iii) Recordation. Lessee shall not record this Lease or a short form memorandum hereof without the prior written consent of the Lessor.

(iv) Lessor’s Personal Liability. The liability of Lessor (which, for purposes of this Lease, shall include Lessor and the owner of the Building if other than the Lessor) to Lessee for any default by Lessor under the terms of this Lease shall be limited to the actual interest of Lessor and its present or future partners in the Building and Lessee agrees to look solely to Lessor’s or Lessor’s present or future partners’ actual interest in the Building for the recovery of any judgment against Lessor, it being intended that Lessor shall not be personally liable for any judgment or deficiency. The liability of Lessor under this Lease is limited to its actual period of ownership of title to the Building, and Lessor shall be released from liability upon transfer of title to the Building,

(v) Separability. Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provision shall remain in full force and effect.

(vi) Choice of Law. This Lease shall be governed by the laws of the State of California.

(vii) Attorneys’ Fees. In the event any legal action is brought to enforce or interpret the provisions of this Lease, the prevailing party therein shall be entered to recover all costs and expenses including reasonable attorneys’ fees.

(viii) Entire Agreement. This Lease supersedes any prior agreements and contains the entire agreement of the parties on matters covered. No other agreement, statement or promise made by any party that is not in writing and signed by all parties to this Lease shall be binding.

(ix) Warranty of Authority. Each person executing this agreement on behalf of a party represents and warrants that (1) such person is duly and validly authorized to do so on behalf of the entity it purports to so bind, and (2) if such party is a partnership, corporation or trustee, that such partnership, corporation or trustee has full right and authority to enter into this Lease and perform all of its obligations hereunder.

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(x) Notices. All notices and demands required or permitted to be sent to the Lessor or Lessee shall be in writing and shall be sent by United States mail, postage prepaid, certified or by personal delivery or by overnight courier, addressed to Lessor c/o Tarlton Properties Inc., (Property Manager) 300 Second Street, Suite 109, Los Altos, CA 94022, or to Lessee at the Premises, or to such other place as such party may designate in a notice to the other party given as provided herein. The time of the rendition of such bills or statements and of the giving of such consents, notices, demands, requests or communications (collectively “notice“ or “Notice”) by any party hereto shall be deemed to be the earlier of (i) the date received by such party, (ii) if the notice is sent by certified mail, five (5) days after the same is mailed, or (iii) if the notice is sent by private overnight courier (e.g. Federal Express or similar courier), one (1) day after the same is delivered to or picked up by such courier. Rejection or refusal to accept a notice, request, demand, or the inability to deliver same because of a changed address of which no notice was given shall be deemed to be a receipt of the notice, request or demand sent. Notwithstanding any provision to the contrary contained in this Lease, no provision in this Lease shall preclude service of notices in accordance with Section 1162 of the California Code of Civil Procedure or any similar and/or successor code sections.

(xi) Interlineation. The use of underlining or strikeouts (strikeouts) within the Lease is for reference purposes only. No other meaning or emphasis is intended by this use, nor should any be inferred.

     31.  BLANKET ENCUMBRANCE: Lessee is aware of the fact that the Building may be subject to a deed of trust, mortgage or other lien known as a “Blanket Encumbrance”. According to California law, Lessee could lose its interest through foreclosure of the Blanket Encumbrance or other legal process even though not delinquent in Lessee’s payments or other obligations under this Lease, if Lessee has not entered into a subordination and nondisturbance agreement with the involved lender preventing such loss. All parties to any Blanket Encumbrance shall execute and be subject to the terms of any SNDA entered into under the provisions of Paragraph 16.

     32. SIGNS. Lessor shall designate the location on the Building door for a Lessee identification door sign, and shall designate the location on the monument sign to be used by Lessee as an exterior identification sign. Without Lessor’s prior written permission, which may be withheld in Lessor’s sole discretion, Lessee shall have no right to maintain a Lessee identification sign in any other location in, on or about the Premises and Lessee shall not display or erect any other sign, display or other advertising material on the exterior surfaces of the Building or that is visible from the outside of the Building without Lessor’s prior written permission, which may be withheld at Lessor’s sole discretion. The size, design, color and other physical aspects of permitted signs shall be subject to the Lessor’s written approval prior to installation, which approval shall not be unreasonably withheld, and shall be subject to the Sunnyvale Signage Ordinance and the Monument Signage Plan for the Building as approved by the City. The cost of any signage, including the installation, maintenance and removal thereof shall be at Lessee’s sole cost and expense. If Lessee fails to maintain its signage, or if Lessee fails to remove same upon termination of this Lease, Lessor may do so at Lessee’s expense. Lessee shall reimburse Lessor for all costs incurred by Lessor to effect such removal, which amounts shall be deemed Additional Rent, and shall include, without limitation, all sums disbursed, incurred or deposited by Lessor, including Lessor’s costs, expenses and reasonable attorneys’ fees with interest thereon at the Interest Rate.

     33. Right to Extend Term. Lessee shall have the option and right, to be exercised as hereafter provided, to extend the Term of this Lease for a term of five (5) years commencing on the day after the Expiration Date (the “Extension Term”) and shall be exercisable upon the following terms and conditions:

     (a) Lessee shall not be in default under any of the terms, covenants, conditions, provisions or agreements of this Lease at the time it notifies Lessor of its election to extend the Term as provided in Subparagraph (c) below or on the day before the Extension Term commences.

(b) The Base Rent for the Premises shall be ninety-five percent (95% of the Fair Market Rental Rate (as such phrase is defined below) of the Premises as of the first day of the Extension Term.

(c) Lessee shall have notified Lessor, in the manner provided in Section 30(x), not later than Twelve (12) months, but not more than Eighteen (18) months prior to the Expiration Date of Lessee’s election to exercise such right, otherwise said option to be null and void. Once this notice is given Lessee shall have no right to withdraw its election to extend the term of this lease.

(d) All of the other terms, covenants, conditions, provisions and agreements of this lease shall remain in full force and effect.

(e) There shall be no further right of renewal of this Lease beyond said five year renewal period.

(f) Lessor and Lessee shall attempt to agree on the Fair Market Rental Rate within thirty (30) days after Lessee notifies Lessor of its election to extend the Term of this Lease. As used herein, the term “Fair Market Rental Rate” for the Premises shall mean the rental and all other monetary payments that Lessor could obtain from a third party desiring to lease the Premises, in its then “as-is” condition, for the Extension Term taking into account the size, location and floor levels of the Premises, the quality of construction of the Lessee Improvements and the Premises, the similar type use of the Premises, the rental then being obtained for new leases of space comparable to the Premises in buildings comparable to the Building in the Moffett Park and Sunnyvale area, and all other factors that would be relevant to a third party desiring to lease the Premises for the Extension Term in determining the rental such party would be willing to pay therefor. In the event Lessor and Lessee cannot agree on the Fair Market Rental Rate, then the process described in subparagraphs (g) through (I) below shall be followed.

(g) If Lessor and Lessee are unable to agree on Fair Market Rental Rate within said thirty (30) day period, then within five (5) business days thereafter, Lessor and Lessee shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Fair Market Rental Rate. If the higher of such estimates is not more than one hundred five percent (105%) of the lower of such estimates, then the Fair Market Rental Rate shall be the average of the two estimates.

(h) If the matter is not resolved by the exchange of estimates as provided in Paragraph (g) above, then either Lessor or Lessee may, by written notice to the other on or before five (5) days after the exchange, require that the disagreement be resolved by arbitration. Within seven (7) days after such notice, the parties shall select as an arbitrator a mutually acceptable MAI appraiser, with at least five (5) years’ experience in appraising comparable rental space in buildings comparable to the building in the vicinity of the Building. If the parties cannot agree on an arbitrator, then within a second period of seven (7) days, each party shall select an independent arbitrator who is a MAI appraiser meeting the aforementioned criteria, and within a third period of seven (7) days, the two appointed arbitrators shall select a third arbitrator meeting the aforementioned criteria. Each party shall bear the cost of its own arbitrator and the parties shall share equally the cost of the third arbitrator. If either Lessor or Lessee fails to designate an arbitrator, or only one arbitrator is mutually selected by Lessor and Lessee, in accordance with the above, the determination of the Fair Market Rental Rate made by the arbitrator selected shall be deemed conclusive.

(i) The arbitrators (or sole arbitrator) shall select one of the two Fair Market Rental Rate estimates proposed by Lessor and Lessee, and shall have no right to propose a middle ground or any modification of either of the two proposed estimates. The Fair Market Rental Rate they or he chooses shall constitute the decision of the arbitrator(s) and shall be final and binding upon the parties and not subject to appeal. In the event of a failure, refusal or inability of any arbitrator to act, his successor shall be appointed by the party hereto who appointed such arbitrator, but in the case of the third arbitrator, his successor shall be appointed in the same manner as provided for appointment of the original third arbitrator. The arbitrator(s) shall attempt to decide the issue within ten (10) business days after the appointment of the third arbitrator. The arbitrator(s) shall have the right to consult experts and competent authorities with factual information or evidence pertaining to a determination of Fair Market Rental Rate, but any such consultation shall be made in the presence of both parties with full right of the other party to cross-examine. The arbitrator(s) shall render their or his decision and award in writing with counterpart copies to each party. The arbitrator(s) shall have no power to modify the provisions of this lease.

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(j) Should the Fair Market Rental Rate not be established by the Expiration Date, then Lessee shall pay Base Rent at the same rate as payable by Lessee for the last full calendar month prior to the Expiration Date, and a lump sum payment by Lessee or credit by Lessor, as the case may be, shall be made promptly upon the determination of Fair Market Rental Rate to adjust for the period of time that the incorrect rent was paid prior to the Fair Market Rent being determined.

     34.  Co-Lessees. All references in this Lease to “Lessee” shall be to both of the entities shown under the title “Lessee” on page 1, which each shall be jointly and severally responsible for all of the Lessee obligations set forth in, or arising from, this Lease. Whether or not Frontier Corporation (“Global Parent”) or Frontier GlobalCenter Inc. (“Global Subsidiary”) occupies any portion of the Premises at any time during the Term hereof, Global Parent and Global Subsidiary each acknowledge and agree that it has received valid and adequate consideration from Lessor in return for Global Parent’s and Global Subsidiary agreement contained in this Lease.

     IN WITNESS WHEREOF, this Lease is executed on the date and year first written above.

LESSEE:

Frontier Corporation,
a New York corporation

By:  /s/ Robert L. Barrett
        ———————————————
Its:  Robert L. Barrett - EVP
        ———————————————

By:  /s/ Joseph Enis
        ———————————————
Its:  Joseph Enis - Treasurer
        ———————————————

Frontier GlobalCenter Inc,
a Delaware corporation

By:  /s/ Donald F. Defampel
        ———————————————
Its:  Donald F. Defampel - President
        ———————————————

By:  /s/ John Calonico
        ———————————————
Its:  John Calonico - CFO
        ———————————————

LESSOR:

PRINCIPAL LIFE INSURANCE COMPANY, AN IOWA CORPORATION

By:	Principal Capital Management, LLC, a Delaware limited liability company, its authorized signatory

By:  /s/ [ILLEGIBLE]
        ———————————————
Its:  [ILLEGIBLE]
        ———————————————

By:  /s/ [ILLEGIBLE]
        ———————————————
Its:  Managing Director of Development
———————————————

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ADDENDUM I

ADJUSTMENTS TO RENT

Lease Dated

February 12, 1999

Frontier Corporation,
a New York corporation, and
Frontier GlobalCenter Inc.,
a Delaware corporation
(“Lessee”)

and

Principal Life Insurance Company,
an Iowa corporation
        By: Principal Capital Management. LLC,
        a Delaware limited liability company,
        Its authorized signatory
(“Lessor”)

     1.  Lessor and Lessee agree that the Base Rent referenced on Page 1 and on Page 2. Paragraph 3 of the Lease shall be as follows:

     a.  No Base Rent shall be payable for the first three (3) months following the Commencement Date. (Lessee shall pay all Additional Rent commencing on the Commencement Date)

     b.  Base Rent for the fourth (4th) through seventh (7th) months, inclusive, following the Commencement Date shall be $54,400.00 per month.

     c.  Base Rent for the eighth (8th) through the twelfth (12th) months, inclusive, following the Commencement Date shall be $87,182.40 per month.

     d.  Base Rent for the thirteenth (13th) through twenty-fourth (24th) months, inclusive, following the Commencement Date shall be $92,086.41.

     e.  Commencing on the second (2nd) annual anniversary of the Commencement Date, Monthly Base Rent shall be increased annually on each annual anniversary of the Commencement Date (“Adjustment Date”) during the term of this Lease, by a sum equal to three percent (3%) of the monthly Base Rent payable under the Lease for the month immediately preceding the Adjustment Date.

Lessor and Lessee acknowledge that Lessee has prepaid the Base Rent payable for the fourth (4th) month after the Commencement Date (the first month for which Base Rent is payable hereunder), in the sum of $54,400.00. This prepayment is to be applied to the monthly rent for that month.

EXHIBIT A
Premises
Legal Description:

ALL OF PARCEL 5, AS SHOWN UPON THAT CERTAIN MAP ENTITLED, “PARCEL MAP LYING WITHIN THE CITY OF SUNNYVALE BEING A RESUBDIVISION OF A PORTION OF PARCEL B AS SHOWN UPON THAT CERTAIN PARCEL MAP RECORDED IN BOOK 263, OF MAPS AT PAGE 20, SANTA CLARA COUNTY RECORDS, CITY OF SUNNYVALE, SANTA CLARA COUNTY, CALIFORNIA”, WHICH MAP WAS FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF TIE COUNTY CF SANTA CLARA, STATE OF CALIFORNIA, ON MAY 20, 1977 IN BOOK 397 OF MAPS, AT PAGE 12 INCLUSIVE.

EXHIBIT B

WORK LETTER AGREEMENT

Lessee and Lessor are executing simultaneously with this Work Letter Agreement, a lease (the “Lease”) of even date herewith covering certain Premises described on Page 1 of the Lease. This Work Letter Agreement is incorporated into said Lease as Exhibit “B” thereto. In consideration of the mutual covenants contained in the Lease, Lessee and Lessor hereby agree that the Premises shall be improved as set forth herein.

1. BASE BUILDING: Lessor and Lessee understand and acknowledge that this Work Letter Agreement relates only to the construction of “non-base building” improvements (“Lessee Improvements”) for the Premises. “Base-Building” improvements are those that constitute the Building as of the commencement date of this Lease.

2. FINAL PLANS: Lessor shall prepare or cause to be prepared (by DES Architects and Engineers, as architect, and Kee Wang. as structural engineer) final plans and specifications for the Lessee Improvements. “Plans” shall hereinafter mean final plans as may be changed from time to time in accordance with Paragraph 7 below. All Plans shall be delivered to Lessee as soon as reasonably possible from the date hereof, subject, however to periods of delay encountered by Lessor in the preparation of Plans resulting from requests by Lessee for changes in the Plans subsequent to the date hereof. Lessor and Lessee hereby agree to act with diligence to cause the Plans to be approved and signed by the parties, in duplicate, as soon as possible, but in no event more than 10 days, after delivery of the Plans to Lessee. Following such approval and execution of the Plans changes may be made only in accordance with Paragraph 7 below. In the event that Lessee fails to approve the Plans pursuant to the provisions of this Paragraph 2 and as a result of such failure this Lease is terminated, unless such failure is due to Lessor’s unreasonable act or omission, Lessee agrees to indemnify Lessor for any and all nonreimbursed expenses, including, but not limited to, architects’ fees, engineering fees, non-refundable good faith deposits and attorney’s fees incurred by Lessor in connection with the preparation of the Plans and construction of the Premises.

3. CONTRACTING PROCESS/IMPROVEMENT BUDGET: Lessor, acting through John Tarlton, and Lessee, acting through Tom Richardson of Trammell Crow Company (the “Lessor and Lessee Representatives”), will, as soon as reasonably possible after approval of the Plans by both parties, agree on a general contractor to build the Lessee Improvements under the terms of a guaranteed maximum price contract. The general contractor shall be chosen after the Lessee Improvements project is bid by at least three (3) general contractors chosen by Lessor and Lessee. The successful bid will not necessarily be the lowest in fee alone, but rather the one providing the best overall value in the judgment of the Lessor and Lessee Representatives. The bids shall include the use of the subcontractors chosen by the parties, as provided for in the following paragraph. Lessor shall enter into a guaranteed maximum price contract with the chosen general contractor for the construction of the Lessee Improvements in accordance with the approved budget attached to the contract (the “Improvement Budget”). The Improvement Budget shall be a detailed estimate of the Costs of the Lessee Improvements, which “Costs” shall include, in addition to specific work, those elements described in the definition of “costs” set forth in Paragraph 4 below. In no event shall the final Improvement Budget exceed the Improvement Allowance (as hereinafter defined) without Lessee’s prior written consent. Changes to the final Improvement Budget may be made only in accordance with Paragraph 8 below.

     As soon as possible after execution of this Lease by both parties and selection of a general contractor, the Lessor and Lessee Representatives shall submit bid specifications to not less than two (2) agreed upon design build subcontractors for each of the mechanical, electrical and plumbing work requirements of the project and shall choose one such contractor for each area of the work. All other subcontracted trades shall be competitively bid to at least three (3) qualified subcontractors by the chosen general contractor.

4. IMPROVEMENT ALLOWANCE: Lessor hereby agrees to fund an improvement allowance of One Million Thirty-Five Thousand Two Hundred Ninety-one Dollars ($1,035,291.00) for Lessee Improvements (the “Lessee Improvement Allowance”). The Lessee Improvement Allowance shall include, in addition to Lessee specific work, architecture and engineering costs, City permit costs and fees and a five percent (5%) (of hard costs) construction management fee to be paid to Tarlton Properties, Inc. All Lessee Improvements plans and specifications are subject to the approval of the City of Sunnyvale and the Lessor. All Costs exceeding the Lessee Improvement Allowance amount shall be paid by Lessee pro-rata with each construction progress payment.

     Lessee may elect, by written notice to Lessor delivered to Lessor not later than March 1999, to increase the Lessee Improvement Allowance by such amount as shall be designated by Lessee, but not to exceed Five Hundred Forty-Four Thousand Eight Hundred Ninety Dollars ($544,890.00) (the “Increase in Allowance”). In the event Lessee makes such an election, the Increase in Allowance, together with interest on the unamortized balance thereof at the rate of ten (10%) per annum, shall be paid by Lessee to Lessor as Additional Rent in equal monthly installments, commencing on the date the first installment of Base Rent is due, that will fully amortize the Increase in Allowance over the Initial Term of this Lease. Each monthly installment of such Additional Rent shall be due and payable on the first (1st) day of each calendar month without notice, demand, deduction, claim, abatement or offset together with each monthly Base Rent payment and subject to all Lessor rights and remedies related to collection of rental provided in the Lease.

5. CONSTRUCTION: Upon approval by the parties of the construction contract bid, Lessor shall use its commercially reasonable best efforts to substantially complete the improvements on or before the anticipated Commencement Date set forth on page 1 of the Lease. Lessor shall not authorize construction of any Improvements which will result in “Outside Costs” (i.e., those improvements which are not within the scope of work contemplated by the Improvement Budget approved by the parties pursuant to the provisions of Paragraph 3 above) unless: (i) Lessee shall have delivered written approval to Lessor of such Outside Costs, or (ii) such Outside Costs occur as a result of a “force majeure events” described below. Lessor shall not be liable for any direct or indirect damages as a result of delays in construction of the Improvements due to events “force majeure events”) which generally affect the progress of construction beyond Lessor’s reasonable control, including, but not limited to, fire, earthquake, inclement weather or other acts of God, strikes, boycotts; availability of materials and labor, changes in governmental regulations or requirements, changes in the Plans or Improvement Budget pursuant to Paragraph 7 below.

6. AUDITS: All costs associated with the Lessee Improvements will be audited in accordance with generally accepted accounting practices by Lorrin C. Tarlton, Jr. or John Tarlton, as Construction Manager, with Lessee participating in audit if it so chooses.

7. CHANGES IN PLANS: From and after the date on which The Plans have been approved by Lessor and Lessee pursuant to Paragraph 2 above, Lessee shall have the right to request changes in the Plans, provided, however, that: (a) such requests shall not result in any structural or material change in the Lessee Improvements as determined by Lessor, (b) such requests conform to applicable governmental agencies and, if necessary, are approved by the applicable governmental agencies; (c) all additional charges of implementing such changes including, without limitation, architectural fees, increases in construction costs and other related charges shall be paid by Lessee; (d) such requests shall constitute an agreement on the part of Lessee to any delay in completion of the Lessee Improvements caused by reviewing, processing and implementing the changes; and (e) such requests shall constitute “Lessee Delays”. Each request for changes in accordance herewith shall be in writing and if approved by Lessor, shall be approved in writing.

8. COMPLETION OF LESSEE IMPROVEMENTS: The Premises shall be deemed to be “Ready for Occupancy” (“Substantially Complete”) when the work of construction of the Lessee Improvements has been substantially completed in accordance with the Plans (subject to the normal so-called “punch list items”) as evidenced by the delivery to Lessor and Lessee of a certificate from Lessor’s Construction Manager with a copy of a temporary certificate (if legally required as a condition of occupancy) permitting occupancy of the Premises issued by the City of Sunnyvale. Lessor shall diligently complete as soon as reasonably possible any items of work and adjustment not completed when the Premises are Ready for Occupancy. Subject to Lessee’s obligation to pay certain Costs in excess of the Improvement Allowance (as provided in Paragraph 4 above). Lessor hereby agrees to indemnify, defend and hold Lessee harmless from and against any liens filed in connection with the construction of the Lessee improvements.

9. QUALITY OF CONSTRUCTION: Lessor and Lessee hereby agree that all Lessee Improvements shall be constructed by a licensed, experienced, reputable general contractor pursuant to a contract on a guaranteed maximum price basis which shall be prepared based upon and through negotiation and competitive bidding. Lessor hereby agrees that the general contractor’s construction manager shall have previous experience in similar projects which is reasonably satisfactory to Lessee. Lessor warrants and represents to Lessee that all work shall be done in good and workmanlike manner and in compliance with all applicable laws and lawful ordinances, by-laws, regulations and orders of governmental authority and of the insurers of the Building. Lessor makes no representations, warranties or guarantees, expressed or implied, including warranties of merchantability or use of the Premises, except as expressly set forth herein and in the Lease. Upon written request by Lessee in each instance. Lessor shall enforce for the benefit of Lessee all warranties, if any, received by Lessor from the general contractor or others in connection with the construction of the Lessee Improvements to the extent that said warranties cover any defects in the Improvements which Lessee is required to repair hereunder.

10. CONSTRUCTION REPRESENTATIVE: In connection with the original construction of the Lessee Improvements, each party shall be bound by the acts of its respective Construction Representative appointed by each party upon the execution of this Lease. Lessor’s Construction Representative is Lorrin C. Tarlton or John Tarlton and Lessees Construction Representative is Tom Richardson or David Showerman. A party may designate a substitute Construction Representative by giving written notice to the other party.

11. EARLY ENTRY:

     a. Lessee’s Finishing Work: If prior to the Commencement Date, Lessee desires to enter upon a portion of the Premises, in order to install trade fixtures, furniture, and other personal property and equipment (including installation of computer equipment, telephone systems and data wiring) and to commence construction of any improvements within the Premises to be constructed by Lessee, all at Lessee’s sole cost and expense (“Lessee’s Finishing Work”), such entry by Lessee for the purpose of construction of Lessees Finishing Work shall be subject to all of the provisions of this Lease, including, without limitation, the conditions set forth in this Paragraph 11, excluding the obligation to pay Base Rent and Lessee’s Share of Operating Expense and Lessee’s Share of Tax Expense. Lessee’s Finishing Work shall not delay or interfere with Lessor’s completion of the Lessee Improvements.

     b. Control of Work. Should Lessee elect to enter the Premises under the terms of this Paragraph 11 for Construction of Lessee’s Finishing Work, it is hereby agreed that Lessee, its employees, its agents, its independent contractors, its suppliers and any other person under Lessee’s direct control (“Lessee’s Personnel”) installing Lessee’s Finishing Work on the Premises shall be subject to and shall work under the direction of Lessor and the general contractor. If, in the sole reasonable judgment of Lessor, the presence of Lessee’s Personnel or the work that is being performed by Lessee’s Personnel shall interfere with Lessor’s work of Construction, or otherwise detrimentally affect Lessor’s ability to comply with its commitments for completing its work of improvement in the Premises, Lessor shall have the right to order any or all of Lessees early entry work to cease on 24 hours written notice. If Lessor requires such cessation of work because there exists interference with the work of construction of the Lessee Improvements. Lessee shall have Lessee’s Personnel remove from the Premises all of Lessee’s tools, equipment and materials.

     c. Conditions of Occupancy. If Lessee desires to exercise its right of early entry in accordance with the provisions of this Paragraph, Lessee further agrees to: (i) pay for and provide certificates evidencing the existence and amounts of liability insurance carried by Lessee, which coverage shall be reasonably approved by Lessor, (ii) pay utility charges reasonably allocated to Lessee by Lessor, (iii) indemnify and save Lessor and the Premises harmless from and against all liens, liabilities, losses, damages, costs, expenses, demands, actions, causes of action and claims (including without limitation, attorney’s fees and legal costs) arising out of the use, construction, or occupancy of the Premises by Lessee, and/or its agents, employees, contractors and servants prior to the Commencement Date; and (iv) comply with all applicable laws, regulations, permits and other approvals applicable to such early entry work on the Premises.

EXHIBIT C
RULES & REGULATIONS

Lease Dated
February 12, 1999

Frontier Corporation
New York corporation, and
Frontier GlobalCenter Inc.,
a Delaware corporation
(“Lessee”)

and

Principal Life Insurance Company,
an Iowa corporation
("Lessor")

     1.   No advertisement, picture or sign of any sort shall be displayed on or outside the Premises without the prior written consent of Lessor. Lessor shall have the right to remove any such unapproved item without notice and at Lessee’s expense.

     2.   Lessee shall not regularly park motor vehicles in designated parking areas after the conclusion of normal daily business activity.

     3.   Lessee shall not use any method of heating or air conditioning other than that supplied by Lessor without the consent of Lessor.

     4.   All window covering installed by Lessee and visible from the outside of the building require the prior written approval of Lessor.

     5.   Lessee shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises.

     6.   Lessee shall not alter any lock or install new locks or bolts on any door at the Premises without the prior consent of Lessor.

     7.   Lessee agrees not to make any duplicate keys without the prior consent of Lessor.

     8.   Lessee shall park motor vehicles in those general parking areas as designated by lessor except for loading and unloading. During those periods of loading and unloading, Lessee shall not unreasonably interfere with traffic flow within the Park and loading and unloading areas of other Lessees.

     9.   Lessee shall not disturb, solicit or canvas any occupant of the Building or Park and shall cooperate to prevent same.

     10.   No person shall go on the roof without Lessor's permission.

     11.   Business machines and mechanical equipment belonging to Lessee which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Lessor or other Lessee, shall be placed and maintained by Lessee, at Lessee’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

     12.   All goods, including material used to store goods, delivered to the Premises of Lessee shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.

     13.   Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the Park or on streets adjacent thereto.

     14.   Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.

     l5.   Lessee is responsible for the storage and removal of all trash and surface. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Lessor.

     16.   Lessee shall not store or permit the storage or placement of goods or merchandise in or around the common areas surrounding the Premises. No displays or sales or merchandise shall be allowed in the parking lots or other common areas.

EXHIBIT D COMMENCEMENT DATE MEMORANDUM

LESSOR:	PRINCIPAL INSURANCE COMPANY, AN IOWA CORPORATION

LESSEE:	FRONTIER CORPORATION, A NEW YORK CORPORATION AND FRONTIER GLOBALCENTER INC., A DELAWARE CORPORATION

LEASE DATE:	FEBRUARY 12, 1999

PREMISES:	141 CASPIAN COURT, SUITE B, SUNNYVALE, CA

Pursuant to Paragraph 2, of the above referenced Lease, the Commencement Date is hereby established as __________________, 1999.

LESSOR
Dated: ______________________, 1999	Principal Life Insurance Company, An Iowa Corporation,
By: Principal Capital Management, LLC, its authorized signatory
By:______________________ Its:______________________

LESSEE
Dated: ______________________, 1999	Frontier Corporation a New York corporation
By:____________________________ Its:____________________________
By:____________________________ Its:____________________________
Dated: ______________________, 1999	Frontier Corporation a Delaware corporation
By:____________________________ Its:____________________________
By:____________________________ Its:____________________________

22

EXHIBIT D COMMENCEMENT DATE MEMORANDUM

LESSOR:	PRINCIPAL INSURANCE COMPANY, AN IOWA CORPORATION

LESSEE:	FRONTIER COMMUNICATIONS SERVICES, INC., AND FRONTIER GLOBALCENTER INC., A DELAWARE CORPORATION

LEASE DATE:	FEBRUARY 12, 1999

PREMISES:	141 CASPIAN COURT, SUITE B, SUNNYVALE, CA

Pursuant to Paragraph 2, of the above referenced Lease, the Commencement Date is hereby established as July 19, 1999.

LESSOR
Dated: July 23, 1999	Principal Life Insurance Company, An Iowa Corporation, By: Principal Capital Management, LLC, its authorized signatory

By: Tim Wirta ———————————————— Its: Tim Wirta Director C.R.E. Equity ————————————————
By: Doug [ILLEGIBLE] ———————————————— Its: Vice President Equity Asset [ILLEGIBLE] ————————————————

LESSEE
Dated: August 30, 1999	Frontier Communications Services, Inc. a Michigan corporation
By: [ILLEGIBLE] ———————————————— Its: President ————————————————

Frontier GlobalCenter Inc. a Delaware corporation

By: [ILLEGIBLE] ———————————————— Its: Chief Financial Officer ————————————————
23

EXHIBIT E

SAMPLE FORM OF LESSEE ESTOPPEL CERTIFICATE

     The undersigned, ______________ (“Lessor”), with a mailing address c/o _____________________________, and ____________________________ (“Lessee”), hereby certify to ________________________________, a __________________________ as follows:

     1. Attached hereto is a true, correct and complete copy of that certain lease dated _________, 199__ between Lessor and Lessee (the “Lease”), which demises premises located at ________________. The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in paragraph 4 below.

     2. The term of the Lease commenced on ____________________, 199__

     3. The term of the Lease shall expire on __________________, 199__

     4. The Lease has: (Initial one)

     (__) not been amended, modified, supplemented, extended, renewed or assigned.
     (__) been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto: __________________________________________________________________________________________ __________________________________________________________________________________________ __________________________________________________________________________________________ __________________________________________________________________________________________

     1. Lessee has accepted and is now in possession of said premises.

     2. Lessee and Lessor acknowledge that the Lease will be assigned to ______________________________ and that no modification, adjustment, revision or cancellation of the Lease or amendments thereto shall be effective unless written consent of ___________________________________ is obtained, and that until further notice, payments under the Lease may continue as heretofore.

     3. The amount of fixed monthly rent is $___________________________.

     4. The amount of security deposits (if any) is $_______________________. No other security deposits have been made.

     5. Lessee is paying the full lease rental, which have been paid in full as of the date hereof. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

     6. All work required to be preformed by Lessor under the lease has been completed.

     7. There are no defaults on the part of the Lessor or Lessee under the Lease.

     8. Lessee has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Lessor.

     9. Lessee has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as provided in the Lease.

     10. All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified.

The foregoing certification is [ILLEGIBLE] with the knowledge that _________________________________ is about to fund a loan to Lessor, and that ___________________________________ is relying upon the representations herein made in funding such loan.

LESSOR
Dated: ______________________, 1999	Principal Life Insurance Company, an Iowa Corporation,
By:__________________________________ Its:__________________________________

LESSEE
Dated: ______________________, 1999	Frontier Corporation a New York corporation

By:__________________________________ Its:__________________________________

By:__________________________________ Its:__________________________________

Frontier Corporation a Delaware corporation

By:__________________________________ Its:__________________________________

By:__________________________________ Its:__________________________________

25

EXHIBIT F

FORM OF SUBORDINATION, NONDISTURBANCE AND ATTORNMENT

RECORDING REQUESTED BY WHEN RECORDED MAIL TO

Attn:__________________________	SPACE ABOVE THIS LINE RESERVED FOR RECORDER’S USE

SUBORDINATION, NONDISTURBANCE
AND ATTORNMENT AGREEMENT

                LOCATION: __________________________________________________________________________

________________________________________________________________________________

     This Subordination, Nondisturbance and Attornment Agreement (the “Agreement”) is effective this day of __________________, 19__, by and between __________________________________________ (the “Lender”) ____________________________________________________________ __________________________ a _________________________________________________ (the “Tenant”) and (the “Landlord”).

RECITALS

     A. Lender is or will be the ground lessor with respect to, or the holder of indebtedness secured by a lien or liens upon, the real property described in Exhibit “A” attached hereto and by this reference incorporated herein. The Exhibit “A” property and improvements thereon is hereinafter referred to as the “Property.” The instruments creating such lien or liens whether they be denominated as being “mortgage,” “deed of trust,” “security agreement,” “vendor’s lien,” “ground lease,” or otherwise, and any instruments modifying or amending the same, or entered into in substitution or replacement thereof, are hereinafter collectively referred to as being the “Mortgage.”

     B. Tenant has executed, or will execute, a certain lease with Landlord, dated for reference purposes on ____________________, for all or a portion of the Property, which portion (the “Premises”) is more particularly set forth in said lease. Said lease and all amendments and modifications thereto are herein collectively referred to as the “Lease.”

     C. Landlord and Tenant wish to induce Lender to enter into the Mortgage. The parties desire to establish certain rights and obligations with respect to their respective interests by means of this Agreement.

     NOW, THEREFORE, the parties hereto in consideration of the mutual covenants herein contained, and intending to be legally bound by hereby agree as follows:

     Subject to the terms and conditions of this Agreement, and for so long as this Agreement remains binding upon Lender, the Lease shall be, in accordance with the terms and conditions hereof, subordinate to the lien of the Mortgage and all voluntary and involuntary advances made thereunder.

     Lender approves of the Lease.

     Provided that Tenant is not in default so as to permit the Landlord to terminate the Lease or Tenant’s right to possession of the Premises, Lender or the purchaser at a foreclosure sale pursuant to any action or proceeding to foreclose the Mortgage, whether judicial or non-judicial, or Lender pursuant to acceptance of a deed in lieu of foreclosure or any assignment of Landlord’s interest under the Lease, shall not, in the exercise of any of the rights arising, or which may arise, out of the Mortgage or in any other manner, disturb or deprive Tenant in or of its possession or its right to possession of the Premises, or of any part thereof, or any right or privilege granted to or inuring to the benefit of Tenant under the Lease (including any right of renewal or extension thereof). However, in no event shall Lender be:

     Liable for any act or omission of the Landlord arising prior to the date Lender takes possession of Landlord’s interest in the Lease or becomes a mortgagee in possession. except to the extent such act or omission is of a continuing nature, such as, for example, a repair obligation;

     Liable for any offsets or deficiencies which the Tenant might be entitled to assert against the Landlord arising prior to the date Lender takes possession of Landlord’s interest in the Lease or become a mortgagee in possession, except to the extent that Lender has received the benefit of the act of the Tenant giving rise to the right of deduction, such as, for example, relief of an obligation that would otherwise have been paid by Lender as Landlord:

     Bound by any payment of rent or additional rent made by Tenant to Landlord for more than one month in advance, which payment was not required under the terms of the Lease;

     Bound by any amendment or modification of the Lease made without Lender’s prior written consent (except to the extent that the Lease may specifically contemplate any amendment or modification thereof).

     In the event of the termination of the Mortgage by foreclosure, summary proceedings or otherwise, and if Tenant is not in default under the terms and conditions of the Lease so as to permit the Landlord thereunder to terminate the Lease, then, and in any such event, Tenant shall not be made a party in the action or proceeding to terminate the Mortgage unless not to do so would be disadvantageous procedurally to Lender, in which case such joinder of Tenant as a party shall not extinguish or interfere with any rights of Tenant under the Lease, nor shall Tenant be evicted or moved or its possession or right to possession under the terms of the Lease be disturbed or in any way interfered with, and, subject to the provisions of this Agreement, Tenant will attorn to Lender or any other party which obtains title to the Property pursuant to any remedy provided for by the Mortgage or otherwise, such attornment to be effective and self-operative without the execution of any other instruments on the part of any party, and the Lease shall continue in full force and effect as a direct Lease from Lender or such party to Tenant under all the terms and provisions of the Lease (including any rights to renew or extend the term thereof). In the event of such attornment, Lender shall be deemed to have assumed and shall assume the performance of all of the affirmative covenants of Landlord occurring under the Lease from and after the time Lender becomes Landlord and until such time as such obligations are assumed by a bona fide purchaser.

     Tenant hereby confirms that the Lease is in full force and effect.

     Nothing contained in this Agreement shall be deemed to reduce or abrogate any rights of Tenant to cure any default of the Landlord under the Lease in accordance with and subject to the provisions of the Lease and/or to deduct from rental such amounts which Tenant may be entitled to so deduct under the provisions of the Lease.

     No modification, amendment, waiver or release of any provision of this Agreement or of any right, obligation, claim or cause of action arising thereunder shall be valid or binding for any purpose whatsoever unless in writing and duly executed by the party against which the same is brought to be asserted.

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

     In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be void and of no further force or effect.

27

     This Agreement shall be governed and construed according to the laws of the state wherein the Property is located.

     If Tenant becomes a party to any litigation by reason of Lender’s enforcement of any rights granted Lender by the Mortgage and Tenant is not in default under the terms and conditions of its Lease so as to permit the Landlord thereunder to terminate the Lease, Lender shall indemnifv, defend and hold Tenant harmless against any loss, damage, liability (or any claims in respect to the aforementioned), costs or expenses (including without limitation reasonable attorneys’ fees and investigative and discovery costs, court costs, witness fees and cost of appeal) of whatever nature caused by or resulting from Lender’s enforcement of the rights granted Lender under the Mortgage.

     To be effective, any notice or other communication given pursuant to this Agreement must be in writing and sent postage paid by United States registered or certified mail with return receipt requested. Rejection or other refusal to accept, or inability to deliver because of changed address of which no notice has been given, will constitute receipt of the notice or other communication. For purposes hereof, Lender’s address is:

_________________________________
_________________________________
_________________________________
Attn:_____________________________

and Tenant’s address is:

_________________________________
_________________________________
_________________________________
Attn:_____________________________

and Landlord’s address is:

_________________________________
_________________________________
_________________________________
Attn:_____________________________

     At any time(s), each party may change its address for the purposes hereof by giving the other party a change of address notice in the manner stated above.

     This Agreement (a) contains the entire understanding of Lender and Tenant regarding matters dealt with herein (any prior written or oral agreements between them as to such matters being superseded hereby), (b) can be modified or waived in whole or in part only by a written instrument signed on behalf of the party against whom enforcement of the modification or waiver is sought, and (c) will bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     In the event the Lease is terminated as a result of Landlord’s bankruptcy or reorganization, whereby Lender obtains fee title to the Property (or in the case Lender is the ground lessor, retains fee title without the encumbrance of the ground lease), Lender agrees that the Lease shall remain in effect as between Lender (as Landlord) and Tenant, subject to the terms of this Agreement, and Lender and Tenant agree to execute a reinstatement agreement documenting that the Lease has been reinstated as between Lender (as Landlord) and Tenant and that the terms and conditions thereof shall be as stated in the Lease, subject to this Agreement.

IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first written above.

TENANT

By:____________________________ By:____________________________

LENDER

By:____________________________ By:____________________________

LANDLORD

By:____________________________ By:____________________________

29

State of ________________________)
                                                                       ) ss.
County of ______________________)

On __________________ before me, ________________________, a Notary Public, personally appeared ______________________, personally known to me or (proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

State of ________________________)
                                                                       ) ss.
County of ______________________)

On ___________________ before me, __________________________, a Notary Public, personally appeared ____________________, personally known to me or (proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

State of ________________________)
                                                                       ) ss.
County of ______________________)

On _________________ before me, _________________________, a Notary Public, personally appeared ____________________, personally known to me or (proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

EXHIBIT B

CONSENT TO SUBLEASE AND NONDISTURBANCE AND RECOGNITION AGREEMENT

This CONSENT TO SUBLEASE AND NONDISTURBANCE AND RECOGNITION AGREEMENT (“Agreement”) is entered into this 22nd day of August, 2001 by and among GLOBALCENTER INC., a Delaware corporation, and GLOBAL CROSSING NORTH AMERICA, INC. (formerly Frontier Corporation), a New York corporation (collectively, “Sublandlord” or “Tenant”)), ARTISAN COMPONENTS, INC., a Delaware corporation (“Subtenant”) and KHALIL JENAB AND TIFFANY RENEE JENAB, AS TRUSTEES OF THE JENAB FAMILY TRUST DATED DECEMBER 11, 1997 (as to an undivided 50% interest), AND JAMES S. LINDSEY AND SALLY K. LINDSEY, HUSBAND AND WIFE, AS COMMUNITY PROPERTY (As To An Undivided 50% Interest) (collectively, “Landlord”) with reference to the following facts:

          A.      Landlord’s predecessor in interest, PLIC REO 921 Principal Life Insurance Company, an Iowa corporation, as landlord (“Principal Life”), and Tenant’s predecessor in interest, Frontier Corporation, a New York corporation and Frontier GlobalCenter, Inc., a Delaware corporation, as tenant (“Tenant”), entered into a lease dated February 12, 1999 (“Master Lease”) whereby Landlord leased to Tenant the Lot, including the Building containing approximately 54,489 rentable square feet (“Premises”) located at 141 Caspian Court, Sunnyvale, CA, 94089 (the “Building”), as more particularly described in the Master Lease, upon the terms and conditions contained therein. All capitalized terms used herein shall have the same meaning ascribed to them in the Master Lease unless otherwise defined herein.

          B.      Principal Life sold the Building and assigned all rights and obligations under the Master Lease to Khalil Jenab And Tiffany Renee Jenab, As Trustees Of The Jenab Family Trust Dated December 11, 1997 (As To An Undivided 50% Interest), And James S. Lindsey And Sally K. Lindsey, Husband And Wife, As Community Property (As To An Undivided 50% Interest) (collectively, “Landlord”).

          C.      Frontier GlobalCenter Inc. changed its name to GlobalCenter Inc. and Exodus Communications, Inc. (“Exodus”) indirectly acquired by way of that certain Agreement and Plan of Merger dated as of September 28, 2000 the stock of GlobalCenter Inc.

          D.      Sublandlord and Subtenant wish to enter into a sublease to sublease the Premises on the terms and conditions hereafter set forth (the “Sublease”) and Landlord wishes to consent to the Sublease and grant certain rights to Subtenant all as more particularly set forth herein.

          E.      Exodus is guarantying the obligations of Sublandlord to Subtenant.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree as follows:

     1.      Consent to Sublease.

          (a)      Landlord hereby consents to the Sublease.

          (b)      Landlord certifies that, as of the date of Landlord’s execution hereof, and to the best of Landlord’s actual knowledge, without any investigation of the premises, Tenant is not in default or breach of any of the provisions of the Master Lease and that the Master Lease has not been amended or modified except as expressly set forth in the foregoing Sublease.

          (c)      Except as and to the extent expressly provided in the Sublease and this Agreement, the Sublease shall be subject and subordinate at all times to the Master Lease.

          (d)      Nothing herein contained shall be construed to (i) modify, waive, impair or affect any of the provisions contained in the Master Lease (except as may be expressly provided herein) or (ii) waive any future breach of, or default under, the Master Lease.

          (e)      Tenant shall be and remain liable and responsible for the due keeping, and full performance and observance, of all of the provisions of the Master Lease on the part of Tenant to be kept, performed and observed during the initial Term of the Master Lease, including, without limitation, the payment of Base Rent and Additional Rent (as such terms are defined in the Master Lease), but Tenant shall have no liability or responsibility with respect to the provisions of the Master Lease during the Extension Term unless Tenant, and not Subtenant, exercises the option with respect to the Extension Term.

          (f)      Simultaneously with its execution of this Consent, Subtenant shall provide Landlord with a copy of a certificate of insurance meeting the requirements set forth in the Master Lease and providing the same insurance coverage required to be obtained by Tenant under the Master Lease as to both the types of insurance and the amounts of such policies. Landlord and Tenant shall each be listed as a named insured on such policies as and to the extent provided in the Master Lease.

           (g)      Immediately upon declaration by Landlord of an event of default by Tenant under the Master Lease and notification by Landlord to Subtenant that an event of default has occurred with respect to Tenant under the Master Lease, Subtenant shall attorn to Landlord. Tenant hereby consents to the direct payment of all Rent to Landlord.

           (h)     Upon Subtenant’s receipt of written notice from Landlord that Landlord is exercising its right of recapture, as provided in Section 13 of the Master Lease, Landlord shall assume all obligations of Sublandlord under the Sublease, Sublandlord shall deliver the original Letter of Credit to Landlord and Subtenant shall release Sublandlord from any claims under the Sublease occurring or arising thereafter.

     2.      Acknowledgment of Landlord.

          (a)      As between Subtenant and Landlord, Subtenant shall have the same rights and be subject to the same restrictions with respect to subletting and assignment that are set forth in the Master Lease and are applicable to Tenant.

          (b)      Landlord has approved the following alterations (“Approved Alterations”) which Subtenant may, in its discretion, make to the Premises, provided that the Approved Alterations are performed in accordance with the terms and conditions of the Master Lease regarding alterations: (i) construction of new conference room in the northwest portion of the existing conference room; (ii) removal of raised floor in existing NOC room and the construction of a gym and conference room in such area; and, (iii) removal of curved wall located near the main rest room core. Landlord agrees that the Approved Alterations may remain in the Sublease Space upon the expiration of the term of the Sublease and Subtenant shall not be required to restore such areas. Tenant shall provide drawings and plans for the Approved Alterations prior to commencing such construction for Landlord’s review to confirm that such construction does not expand the scope of the Approved Alterations.

          (c)      Landlord consents to Subtenant’s use of Tenant’s existing emergency generator provided that Subtenant shall use such generator in compliance with all applicable laws, including Environmental Laws.

          (d)      Landlord agrees that Subtenant shall have the right to exercise the Extension Term of the Master Lease pursuant to and in accordance with the terms of Section 33 of the Master Lease and in the event that Subtenant exercises such option, Landlord hereby covenants and agrees that Tenant has no further liability under the Master Lease and is unconditionally and irrevocably released from all of its obligations and liabilities accruing or arising during the Extension Term, including all monetary and nonmonetary obligations without further notice of any kind or nature.. Landlord hereby agrees that in the event Subtenant exercises the Extension Term, and Subtenant defaults under the terms of the Master Lease at any time during the Extension Term, Landlord shall look solely to Subtenant to satisfy any damages that result from the event of default. Under no circumstances shall Tenant be liable to Landlord for any damages or shall Tenant be required to cure any event of default of Subtenant occurring during the Extension Term. Landlord agrees that Subtenant shall have the right to exercise the option to extend the term of the Master Lease pursuant to and in accordance with the terms of Section 33 of the Master Lease (except as modified herein) and in the event that Subtenant exercises such option, Tenant shall have no liability under the Master Lease for any obligations accruing or arising during the Extension Term. Notwithstanding anything in the Master Lease to the contrary, (i) the Base Rent during the extension term shall be 95% of the fair market value for the Premises but in no event less than the Base Rent paid by Subtenant to Sublandlord during the last month of the Sublease term; (ii) the determination of fair market value shall include annual increases in Base Rent during the extension term, if and to the extent that such annual increases are then determined to be components of fair market rent for the extension term; (iii) Subtenant shall provide Landlord with notice of its intent to exercise such option no more than 6 months and no less than 4 months prior to the end of the term of the Sublease; (iv) Sublessee shall, concurrently upon exercising the option, pay to Landlord a security deposit of $234,432.58; and, (v) the option to extend shall be personal to Subtenant and any permitted transferees (as defined in Section 33 of the Master Lease) of Subtenant and may not be used by Subtenant if Subtenant has subleased (or intends to do so immediately upon the extension of the term) more than 20% of the Premises or has assigned the Sublease.

          (e)      For the primary term of the Sublease, the fee charged by Landlord pursuant to Section 5(A)(g) of the Master Lease shall in no event be more than two percent (2%) of the base rental rate set forth in the Master Lease, whether or not the Master Lease is terminated.

          (f)      In all provisions of the Master Lease or Sublease requiring consent from the Landlord and Sublandlord respectively, Landlord hereby agrees that any failure of Subtenant to obtain Sublandlord’s consent under the Master Lease or the Sublease shall render Landlord’s consent null and void.

          (g)      Landlord acknowledges that Subtenant shall pay all Rent (as that term is defined in the Sublease) to Landlord in the manner specified in the Sublease, to an address Landlord shall supply Subtenant. Landlord agrees that it shall promptly pay GlobalCenter Inc. any Profit (as that term is defined in the Sublease) due and owing GlobalCenter Inc., which payment shall be made pursuant to a separate agreement between GlobalCenter Inc. and Landlord. Notwithstanding anything in the Sublease to the contrary except as provided in 2(j) below, Subtenant shall be liable to Landlord for late charges imposed under Section 7 of the Master Lease under the terms and conditions stated therein. Landlord and Sublandlord agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Subtenant. In addition, acceptance of any late charge shall not constitute a waiver of Subtenant’ default with respect to said overdue amount, nor prevent Sublandlord nor Landlord from exercising any of the other rights and remedies available to them. Nothing contained in this paragraph shall reduce or eliminate Sublandlord’s obligation to pay to Landlord all Rent and other charges under the Master Lease during the primary term of the Master Lease.

          (h)      Landlord acknowledges that, as between Landlord and Tenant, Landlord, and not Tenant, is responsible for payment of certain Operating Expenses, Tax Expense and Utility Expenses, as those terms are defined in the Master Lease, to the third party provider such services or the applicable taxing authorities. Notwithstanding the foregoing, Tenant is obligated to pay Landlord it share of Operating Expenses, Tax Expense and Utility Expenses (as stated in the Master Lease) for that portion of the 2001 calendar year that falls prior to the Sublease Commencement Date and Subtenant is responsible to pay Landlord for its share of Operating Expenses, Tax Expense and Utility Expenses (as stated in the Master Lease and incorporated into the Sublease) for that portion of the 2001 calendar year beginning with the Sublease Commencement Date. Tenant’s and Subtenant’s portions of said expenses shall be prorated between Tenant and Subtenant based on a 365-day year. Notwithstanding the foregoing, Tenant shall not be released of any of its liability for the payment of Additional Rent (as such term is defined in the Sublease) to the extent that Landlord does not receive Additional Rent from the Subtenant. Furthermore, Landlord shall not have any liability to Tenant or Subtenant concerning the prorations stated herein. For purposes of this Agreement, Utility Expenses shall only refer to water expenses.

          (i)      Landlord acknowledges that the Master Lease expires on July 18, 2009.

          (j)      Landlord hereby agrees that it shall provide Subtenant with written notice of any monetary default and five (5) days in which to cure such default two (2) times during each calendar year during the term of the Sublease. In the event Subtenant does not pay all amounts owing within the five (5) day grace period, late payment fees and default interest shall be paid to Landlord in addition to all amounts owing. An event of default shall occur if Subtenant fails to pay any amount owing a third time during any calendar year and a late payment fee and default interest shall be paid to Landlord.

     3.      Termination of Master Lease; Non Disturbance of Subtenant.

          (a)      If, during the term of the Sublease, the Master Lease terminates prior to the Expiration Date and Subtenant is not then in material default under the Sublease or the terms of this Consent, Landlord shall recognize the Sublease and not disturb Subtenant’s possession of the Premises under the Sublease, and on such date (the “Master Lease Termination Date”), the Sublease shall immediately be recognized as a direct lease between Landlord and Subtenant except that:

               (i)      Landlord shall not be liable for any previous act or omission of Tenant under the Sublease or for any security deposit except to the extent that Landlord receives the same;

               (ii)      Landlord shall not be bound by any prepayment of minimum rent under the Sublease for a period of greater than one (1) month or by any modification of the Sublease occurring between the date of this Consent and the Master Lease Termination Date, unless such prepayment or modification shall have been expressly approved in writing by Landlord;

               (iii)      Subtenant’s obligation to pay Base Rental and Additional Rent (as such terms are defined in the Sublease) under the Sublease and all other obligations under the Sublease shall commence to accrue to Landlord’s benefit from and after the Master Lease Termination Date; and,

               (iv)      The fee charged by Landlord pursuant to Section 5(A)(g) of the Master Lease shall in no event be more than two percent (2%) of the base rental rate set forth in the Master Lease.

          (b)      In the event that Sublandlord and Landlord acquire a right to terminate the Sublease pursuant to the provisions of the Master Lease pertaining to assignment and subletting, then Landlord may elect to terminate both the Sublease and the Master Lease.

     4.      Copy of Sublease and No Amendment. Tenant and Subtenant represent and warrant to Landlord that the copy of the Sublease annexed hereto as Exhibit A is a true and correct copy thereof and that the Sublease has not been amended, modified or changed. Tenant and Subtenant represent and warrant to Landlord that Tenant and Subtenant shall not, without the prior written consent of Landlord, amend or modify the Sublease in any material manner.

     5.      Miscellaneous.

          (a)      This Consent may not be altered, amended, modified or changed orally, but only by an agreement in writing signed by the party against whom enforcement of any such alteration, amendment, modification or change is being sought.

          (b)      Any bills, statement, notices, demands, requests, consents or other communications given or required to be given under this Consent shall be effective only if rendered or given in writing and delivered personally (which includes a reputable commercial courier service) or sent by mail (certified, return receipt requested), postage prepaid, addressed to the respective party at the address set forth in the Master Lease and/or the Sublease or at such other address as such party may designate as its new address for such purpose by notice in accordance with the provisions hereof, or, if addressed to Subtenant after the date on which such party first occupies the Premises, at the Building; the same shall be deemed to have been rendered or given on the date delivered, if delivered personally, or on the date mailed, if mailed.

          (c)      This Consent constitutes the entire agreement of the parties hereto with respect to the matters stated herein.

          (d)      This Consent will for all purposes be construed in accordance with and governed by the laws of the State of California.

          (e)      In the event any dispute between the parties results in litigation or other proceeding, the prevailing party shall be reimbursed by the party not prevailing for all reasonable costs and expenses, including, without limitation, reasonable attorneys’ and experts’ fees and costs incurred by the prevailing party in connection with such litigation or other proceeding, and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any.

          (f)      This Consent shall not be effective until executed by all the parties hereto and may be executed in several counterparts, each of which will constitute an original instrument and all of which will together constitute one and the same instrument.

          (g)      Each right and remedy of the parties provided for in this Consent or in the Master Lease shall be cumulative and shall be in addition to every other right and remedy provided for herein or therein, or now or hereafter existing, at law, in equity, by statute, or otherwise, and the exercise, or beginning of the exercise, by a party of any one or more of the rights or remedies so provided for or existing shall not preclude the simultaneous or later exercise by a party of any or all other rights or remedies so provided for or so existing.

          (h)      The terms and provisions of this Consent shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

          (i)      If any one or more of the provisions contained in this Consent shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          (j)      Notwithstanding anything contained herein to the contrary, nothing contained in this Agreement nor the Sublease is intended to change the relationship and structure of the parties as Landlord, Tenant and Subtenant. The parties hereto hereby acknowledge and agree that any change contained herein which would alter the relationship of the parties is solely as an accommodation to Tenant and Subtenant and shall not alter the respective rights, duties and obligations of each party as Landlord, Tenant and Subtenant as set forth in this Agreement, the Master Lease, and the Sublease.

     IN WITNESS WHEREOF, the parties hereto executed this Consent as of the date set forth above.

TENANT:

GLOBAL CENTER INC., a Delaware Corporation

By: ________________________
Name: _____________________
Its: ________________________

GLOBAL CROSSING NORTH AMERICA, INC., a New York corporation

By: ________________________
Name: _____________________
Its: ________________________

SUBTENANT:

ARTISAN COMPONENTS, INC.,
a Delaware corporation

By: ________________________
Name: ________________________
Title: ________________________

[Signatures continued on next page]

LANDLORD:

________________________

Kalil Jenab
as Trustee of the Jenab Family Trust Dated December 11, l997

______________________________
Tiffany Renee Jenab,
as Trustee of the Jenab Family Trust Dated December 11, l997

______________________________
James S. Lindsey

______________________________
Sally K. Lindsey

EXHIBIT C SPACE PLANNING DRAWINGS C-1